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                                                                   EXHIBIT 10.37

                      MASTER PURCHASE AND LICENSE AGREEMENT

         THIS MASTER PURCHASE AND LICENSE AGREEMENT (the "Agreement") is made as of the 16th day of July, 2003 by and between Western Wireless Corporation ("Customer") and Nortel Networks Inc. ("Nortel Networks").

         In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                            DEFINITIONS: CONSTRUCTION

         1.1 As used in this Agreement, the following terms shall have the following meanings:

                  (a) Acceptance (or Accepted) means, with respect to items of Equipment and Software (or a portion of a System), the earlier to occur of
(i) the date upon which the applicable items of Equipment and Software (or portion of a System) have successfully completed and passed all of the applicable Acceptance Tests in accordance with Article 6, and (ii) the date upon which the In-Service Date has occurred with respect to the applicable items of Equipment and Software (or portion of a System), and with respect only to Furnish Only Equipment and Software, thirty (30) days following the applicable ship date; provided, however, that with respect to any items of Equipment and Software set forth in the first accepted Purchase Order for a New Technology, Acceptance shall occur on the earlier to occur of (A) the date upon which the applicable items of Equipment and Software have successfully completed and passed all of the applicable Acceptance Tests in accordance with Article 6, and
(B) the date upon

Confidential Information

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which (1) the In-Service Date has occurred with respect to the applicable items of Equipment and Software, and (2) such items are operating materially in accordance with the applicable Specifications;

                  (b) Affiliate means, with respect to any person or entity, any other person or entity that, either directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such person or entity. As used in this Agreement, "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise;

                  (c) Agreement means this Agreement, all Attachments hereto and all appendices or attachments to the Attachments, as such may be amended from time to time;

                  (d) Business Day means any day on which banks and foreign exchange markets are open for the transaction of business in New York, New York;

                  (e) Documentation means all Nortel Networks documentation, whether in written or electronic form, which sets forth Specifications or operations and maintenance procedures for a System, Equipment or Software. All Documentation delivered to Customer shall be delivered in CD-ROM format and shall also be available to Customer in web-based format;

                  (f) Effective Date means July 16, 2003; provided, however, that as set forth in Section 2.1 hereof, the Purchase Orders for the Initial Order issued by Customer and accepted by Nortel Networks prior to the date of this Agreement shall be subject to

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all of the terms and conditions of this Agreement to the same extent as if such
Purchase Orders had been issued after the Effective Date.

                  (g) Equipment means all of the hardware, components and parts thereof purchased pursuant to this Agreement, including all of the hardware, components and parts comprising the Initial Order and all Expansions. During the Term of this Agreement, Nortel Networks shall make available to Customer all wireless telecommunications hardware, components and parts as Nortel Networks or its Affiliates may manufacture or have manufactured and which telecommunications hardware, components and parts are made available by Nortel Networks or its Affiliates and which Nortel Networks' makes generally available to its customers in the Territory. For purposes of this Agreement, the term "Equipment" shall include OEM Equipment and Reseller Equipment unless specifically stated otherwise;

                  (h) Expansion means the Equipment, Software, Installation and other Services purchased under this Agreement for addition to or improvement of an existing system;

                  (i) Furnish Only means Equipment and/or Software (as applicable) for which Customer shall be responsible for installation;

                  (j) Initial Order means the Equipment, Software and Services initially ordered by Customer hereunder, as more fully described in Attachments A (which sets forth the Initial GSM Order) and Attachment B (which sets forth the New CDMA Initial Order). The Initial Order does not include Expansions to a System;

                  (k) In-Service means the provision by a System, portion thereof or item of Equipment or Software of commercial telecommunications services to

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Customer's subscribers. The date the System, portion thereof or item of
Equipment or Software is actually placed In-Service shall be referred to as the "In-Service Date" for such System, portion thereof or item of Equipment or Software;

                  (l) Installation (including its usage in the verb form "Install") means the complete performance and supervision by Nortel Networks of all installation of Equipment and Software for which Installation is ordered. Installation, where applicable, shall include interconnection of the Equipment at the main distribution frame of the System ("MDF") to circuits provided by Customer to the Public Switched Telephone Network ("PSTN") and the interconnection (either land-line or microwave) at the MDF between the switch Equipment and each cell site or base station location;

                  (m) New Technology means any type of telecommunications Equipment or Software which Customer has not previously purchased or licensed from Nortel Networks under this Agreement. For purposes of clarification, GSM shall not be considered to be a New Technology, but EDGE and EVDO shall each be deemed to be a New Technology.

                  (n) OEM Equipment means equipment or software, other than Reseller Items, which is sold or licensed by an entity other than Nortel Networks, including Affiliates of Nortel Networks, but for which Nortel Networks has the right to resell such equipment or transfer the right-to-use such software and which is sold or licensed to Customer pursuant to this Agreement. For purposes of this Agreement, the term "Equipment" shall include OEM Equipment unless specifically stated otherwise;

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                  (o)      Purchase Order means any purchase order issued by
Customer to Nortel Networks pursuant to this Agreement or any document that the parties mutually agree upon as the vehicle for procuring Equipment, Software and Services hereunder;

                  (p) Regulatory Claim means any enforcement or other action by any state or federal regulatory body or bodies, including the FCC, solely as such action relates to the failure of such Equipment, Software or System to perform in accordance with the applicable Specifications and such failure was due to the acts or omissions of Nortel Networks in violation of the terms and obligations of this Agreement. "Regulatory Claim" shall not include any such enforcement or similar action with respect to regulatory or other governmental requirements that were not in effect on the date the Purchase Order for the applicable Equipment or Software was accepted by Nortel Networks or arising from Customer's failure to install or have installed changes, revisions or updates by Nortel Networks that would have prevented such performance failure.

                  (q) Reseller Items means equipment or software which (i) is labeled with the brand and/or trademark of an entity other than any brand or trademark owned or licensed by Nortel Networks or any Affiliate of Nortel Networks, (ii) is not integrated into or with Nortel Networks' Equipment, and
(iii) is sold or licensed by an entity other than Nortel Networks or its Affiliates, but for which Nortel Networks has the right to resell such equipment or transfer the right-to-use such software and which is sold or licensed to Customer pursuant to this Agreement.

                  (r) Services means those services mutually agreed upon to be provided by Nortel Networks to Customer hereunder. Services shall include all

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Installation services, training, maintenance, repair and replacement services, warranty services, Acceptance Testing services, project management services and any other services provided by Nortel Networks to Customer pursuant to this Agreement. Nortel Networks shall make available to Customer all Services offered by Nortel Networks or its Affiliates that Nortel Networks makes generally available to its customers in the Territory;

                  (s) Software means all computer software licensed by Customer pursuant to this Agreement which is necessary for the use, operation and maintenance of a System or item of Equipment so that such System or Equipment meets, and operates in accordance with, the Specifications, and includes computer programs contained on a magnetic tape, in a semiconductor device, or in another memory device or system memory consisting of hardwired logic instructions which manipulate data in central processors, control input-output operations, and error diagnostic and recovery routines, and instruction sequences in machine-readable code that control call processing, peripheral equipment, and administration and maintenance functions as well as associated Documentation used to describe, maintain, and use the programs. Software includes Software Updates and Software Releases. Nortel Networks shall make available to Customer all Software offered by Nortel Networks or its Affiliates that Nortel Networks makes generally available to its customers in the Territory;

                  (t) Software Releases means the periodic "left of the decimal point" updates which contain problem fixes, new features and functionality and/or enhancements for which Customer is granted a right-to-use pursuant to this Agreement, but shall not include Software Updates;

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                  (u)      Software Updates means the "right of the decimal
point" corrections, updates or enhancements issued by Nortel Networks to add additional features or functionality to the System or Equipment or to correct defects in the Software, which defects affect service to subscribers, data collection as it relates to billing, administration or maintenance. Software Updates do not include Software Releases;

                  (v) Specifications means the specifications and performance standards of a System, Equipment, Software or any portion or component thereof as set forth in the Documentation or as set forth in any other document published by Nortel Networks (other than customer brochures or other marketing materials) which contains technical specifications or performance standards for Nortel Networks' Equipment, Software or Systems. Specifications also include any specifications and performance standards delivered to Customer by Nortel Networks in the future, whether they relate to a System, Equipment or Software; provided, however, that no future specifications or performance standards delivered with respect to Equipment or Software for which Purchase Orders have been accepted hereunder shall reduce, diminish or otherwise adversely impact the specifications or performance standards that existed at the time the applicable Purchase Order was delivered by Customer to Nortel Networks hereunder;

                  (w) Statement of Work means a document mutually agreed upon by the parties in conjunction with a Purchase Order which describes the Services to be performed with respect to such Purchase Order. A Statement of Work shall include the date on which such Services are to be completed and such other relevant terms and conditions as the parties may mutually agree upon;

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                  (x)      System means a configuration of Equipment and
Software comprising the complete wireless telecommunications system purchased by Customer from Nortel Networks hereunder, including the Initial Order and all Expansions thereto. The term "System" has a developmental element and thus refers to all configurations of the System at each particular time in its development from the Initial Order through its final configuration at the end of the Term;

                  (y) Territory means the United States of America and all U.S. territories;

                  (z) Volume Commitment means the aggregate amount of Equipment, Software and Services Customer commits to purchase/license during the Term. The Volume Commitment for the Term of this Agreement shall be ninety million dollars ($90,000,000). The aggregate amount of Equipment, Software and Services purchased/licensed by Customer hereunder shall be determined by using the price paid by Customer to Nortel Networks for such after all applicable discounts (including volume discounts), reductions or rebates are applied, but shall not include sales tax or handling, insurance and freight charges.

                  (aa) Warranty Period means (i) with respect to an item of Equipment, a period of two (2) years from the applicable ship date of such item of Equipment and (ii) with respect to an item of Software, a period of two (2) years from the applicable ship date (or, if Nortel Networks is downloading the Software directly onto Customer's System, the date such download occurs) of such Software; provided, however, that with respect to Software Updates only, such warranty period shall be ninety (90) days from the applicable ship date or download date;

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         1.2      The following terms are defined elsewhere in this Agreement in the Sections indicated:

          TERM                         SECTION
          ----                         -------
"Acceptance Tests"                       6.1
"Customer CTO"                          11.4
"Change Order"                          16.1
"Disclosing Party"                      18.1
"Force Majeure Events"                  10.1
"Information"                           18.1
"In-Service Date"                        1.1
"MDF" 1.1 "Property Rights"             15.1
"PSTN"                                   1.1
"Receiving Party"                       18.1
"Term"                                  2.10
"Third Party Engineer"                  38.4

         1.3 Unless the context otherwise requires, the terms defined in this Article 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the construction, meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The use of any gender herein shall be deemed to include the neuter, masculine and feminine genders wherever necessary or appropriate.

                                   ARTICLE 2

                           SCOPE OF AGREEMENT; ORDERS

         2.1 Customer hereby agrees to purchase from Nortel Networks, and Nortel Networks hereby agrees to furnish, deliver, Install, sell and/or license (on a right-to-use

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basis) to Customer in accordance with the time schedules set forth in the applicable Purchase Orders (which Purchase Orders have been accepted by Nortel Networks pursuant to Section 2.9), the Equipment, Software and Services comprising the Initial Order described in Attachments A and B. The Purchase Orders for the Initial Order issued by Customer and accepted by Nortel Networks prior to the date of this Agreement shall be subject to all of the terms and conditions of this Agreement to the same extent as if such Purchase Orders had been issued after the date hereof. In addition to the Initial Order, Customer has the right to purchase from Nortel Networks hereunder, and Nortel Networks agrees to furnish, deliver, Install, sell and/or license (on a right-to-use basis) to Customer, such additional Expansions, Equipment, Software and Services as, when and if ordered by Customer during the Term of this Agreement, and the terms and conditions of this Agreement shall apply to such purchases.

         2.2 If Customer is enrolled in any Nortel Networks electronic commerce program, Customer agrees to comply with the terms of such program. Customer and Nortel Networks agree that all electronic Purchase Orders issued are equivalent to a written Purchase Order, are governed by the terms and conditions of this Agreement and that in the event of any conflict between this Agreement and the information contained in Customer's or Nortel Networks' electronic commerce website, this Agreement governs. Customer shall be responsible for the use and protection of all electronic commerce passcodes provided by Nortel Networks and agrees that all Purchase Orders submitted using such passcodes are valid and binding Purchase Orders authorized by Customer. Nortel Networks shall have no liability to Customer due to Customer's failure to access

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Customer's or Nortel Networks' electronic commerce website or errors or failures relating to its operation.

         2.3 Except pursuant to Nortel Networks' repair and replacement services or as may be mutually agreed to in writing by the parties, all Equipment and Software provided to Customer hereunder shall be new, and Nortel Networks shall not sell or deliver to Customer any used or refurbished Equipment. Customer represents and warrants that it is buying Equipment, Software and/or Services for its own internal use and not for resale. However, Customer may resell Equipment after internal use.

         2.4 Nortel Networks hereby agrees to provide, as, when and if ordered by Customer, the Service and Support Plan and other services set forth in Attachment C.

         2.5 This Agreement shall constitute a binding agreement on the part of Customer to purchase from Nortel Networks the Initial Order described in Attachments A and B (as such Attachments may be modified from time to time by Change Orders in accordance with the terms of this Agreement); provided, however, that the parties acknowledge and agree that the aggregate amount of base stations and cell sites purchased by Customer pursuant to Purchase Orders for the Initial Order issued by it to Nortel Networks may vary upwards or downwards by up to twenty (20%) percent from the amounts set forth in Attachments A and B. Purchase Orders submitted to Nortel Networks for the Initial Order and any Expansions shall reference this Agreement and include the quantity, price, Nortel Networks' quotation number (if any) and billing instructions, installation location(s), requested delivery dates, requested commencement dates for Services, the Statement of Work (if any) and any other special instructions. Where Customer desires the assistance of Nortel Networks in determining which

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Equipment, Software and/or Services are required for an Expansion to a System,
Customer shall submit to Nortel Networks the information necessary for the furnishing by Nortel Networks of a proposal. Nortel Networks shall, within fifteen (15) Business Days thereafter, submit to Customer a proposal including pricing, lead times and other information as may be requested by Customer. If such proposal is acceptable to Customer, Customer shall submit to Nortel Networks a Purchase Order therefor, and Customer and Nortel Networks shall be responsible for the successful completion of their respective items in accordance with such proposal. Any such proposal shall contain provisions relating to the respective responsibilities of Customer and Nortel Networks as the parties shall mutually agree in writing. If Customer rejects a proposal for Services submitted by Nortel Networks under this Section 2.5, Customer may elect to perform such Services itself or to have such Services performed on its behalf by a subcontractor of Customer and, subject to Section 11.3, the warranties set forth in this Agreement shall not be affected.

         2.6 Unless otherwise mutually agreed to in writing, the prices and delivery lead times for Equipment, Software and Services ordered pursuant to Purchase Orders shall be in accordance in all respects with the terms and conditions of this Agreement (including all Attachments hereto which contain all discounts, incentives and delivery lead times being offered by Nortel Networks to Customer).

         2.7 The parties may mutually agree upon Statements of Work in conjunction with Purchase Orders delivered by Customer and accepted by Nortel Networks in accordance with this Article 2. Each of Nortel Networks and Customer shall perform their respective responsibilities as set forth in any such Statements of Work. If any

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Statement of Work fails to set forth any responsibility which is required for a
System or any Equipment or Software to operate in accordance with the Specifications, the parties undertake to promptly discuss and agree as to which party shall be responsible for the performance of such responsibilities and the price, if any, to be paid to Nortel Networks and the time schedules of such performance. There are no design, engineering, Installation, management or other fees payable to Nortel Networks for any services to be rendered by Nortel Networks pursuant to any Statement of Work or this Agreement except for the fees which are expressly provided for in this Agreement, the applicable Purchase Order (and Statement of Work, if any) or any applicable Change Orders.

         2.8      Delivery locations may be changed by Customer up to thirty
(30) days prior to shipment without additional payment or penalty, unless otherwise mutually agreed.

         2.9 Nortel Networks agrees to confirm receipt of each such Purchase Order and all Purchase Orders for forecasted Equipment, Software and Services, as provided in Article 13, that are within Nortel Networks' standard delivery lead times as set forth in Attachment F, shall automatically be accepted unless the terms of the Purchase Order do not conform in all material respects to this Agreement or if the Purchase Order is incomplete in a material respect; provided, however, that Nortel Networks shall promptly notify Customer in writing of any non-conforming or incomplete Purchase Order within five (5) Business Days of receipt thereof. All Purchase Orders shall be sent to Nortel Networks at the address identified by Nortel Networks. Should Nortel Networks receive a Purchase Order with lead times that are shorter than Nortel Networks' standard lead times (and, prior to or contemporaneously with the issuance of such Purchase Order,

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verbal notification from Customer that such Purchase Order contains such shorter lead times), Nortel Networks shall promptly indicate in writing (either by e-mail or fax) to Customer whether such shortened lead times are acceptable. If Nortel Networks shall deem a shortened lead time unacceptable, the parties hereto shall endeavor in good faith to agree upon lead times that are mutually acceptable, but in no case shall such lead times be longer than the standard lead times existing on the date such Purchase Order was initially received by Nortel Networks. The agreed upon (or standard) lead times shall be calculated as commencing upon the date on which Nortel Networks confirms receipt of the applicable Purchase Order. Should Nortel Networks not notify Customer of its non-acceptance of a shortened lead time within ten (10) days of its receipt of the Purchase Order containing the shortened lead time (and so long as Customer provided Nortel Networks with the proper verbal notification specified in this
Section 2.9), such Purchase Order shall be deemed accepted without amendment and without any further confirmatory action by either party.

         2.10 This Agreement shall be effective as of the Effective Date and shall terminate on the third anniversary of the Effective Date or on such earlier date on which this Agreement may be terminated in accordance with its terms, except as to those provisions which by their express terms survive such termination. Nortel Networks and Customer shall be bound to fulfill any obligations in respect of Purchase Orders delivered and accepted hereunder in accordance with the terms of this Agreement to the extent such obligations have not been so fulfilled on the termination date of this Agreement. The period from the Effective Date of this Agreement to the third anniversary thereof or such

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earlier date of termination pursuant to the terms hereof shall be hereinafter referred to as the "Term."

         2.11 With respect to GSM equipment and software purchased for each of the GSM roamer markets specifically set forth on Attachment H hereto (and not with respect to any other markets or technology), Customer shall, during the Term, make Nortel Networks its exclusive supplier for GSM equipment and software; provided, however, that notwithstanding such exclusivity arrangement, Customer may purchase from entities other than Nortel Networks any product (whether equipment or software) having a material functionality or feature which is not available from Nortel Networks, unless Nortel Networks can provide such functionality or feature at a comparable price through another reasonable solution. The exclusivity set forth in this Section 2.11 shall terminate in the event that Nortel Networks is in breach under any material term of this Agreement and such breach has not been cured within the time periods set forth in Section 22.

         2.12 With respect to the types of CDMA equipment and software purchased as part of the Initial Order (and not with respect to any other types of CDMA equipment and software, including EVDO equipment and software), Customer shall, during the Term, make Nortel Networks its exclusive supplier for such equipment and software purchased for each of the new CDMA markets specifically set forth on Attachment B; provided, however, that notwithstanding such exclusivity arrangement, Customer may purchase from entities other than Nortel Networks any product (whether equipment or software) having a material functionality or feature which is not available from Nortel Networks, unless Nortel Networks can provide such functionality or feature at a comparable price through another reasonable solution. The exclusivity set forth in this Section
2.12 shall

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terminate in the event that Nortel Networks is in breach under any material term of this Agreement and such breach has not been cured within the time periods set forth in Section 22.

         2.13 Customer shall issue Purchase Orders for, and take delivery of, an aggregate amount of Equipment, Software and Services during the Term equal to or greater than the Volume Commitment. In the event that at the end of the Term Customer has failed to issue such Purchase Orders for, and take delivery of, an aggregate amount of Equipment, Software and Services equal to or greater than the Volume Commitment, then Customer shall pay liquidated damages to Nortel Networks in the amount of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the portion of the Volume Commitment that remains unfulfilled at the end of the Term; provided, however, that in no event shall the amount paid by Customer pursuant to this Section 2.13 exceed [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. Such amount shall be due and payable within thirty (30) days following the date of Nortel Networks' invoice therefor, which invoice shall be accompanied by a detailed list of the Purchase Orders accepted hereunder during the Term and the aggregate net purchase price associated with each such Purchase Order.

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                                    ARTICLE 3
                                 CONTRACT PRICES

         The purchase prices for all Equipment, Software and Services ordered during the Term shall be (a) the unit prices set forth in Attachments A, B and C subject to all applicable discounts and incentives set forth therein, or (b) for Equipment, Software or Services which is not listed in Attachment A, B or C the price quoted by Nortel Networks; provided, however, that in no case during the Term shall any prices be greater than the prices made generally made available by Nortel Networks' to its customers in its then-current price book at the time of ordering by Customer, less all applicable discounts and incentives set forth in this Agreement (including Attachments A, B and C) which are applicable to items in the same category of Equipment, Software or Services.

                                   ARTICLE 4
                                TERMS OF PAYmENT

         4.1 One hundred percent (100%) of the prices for the Equipment and Software ordered by Customer hereunder shall be due and payable by Customer within thirty (30) days following invoice therefor, such invoice to be issued by Nortel Networks to Customer upon shipment of the applicable Equipment and/or Software; provided, however, that with respect to items of Equipment and Software which comprise the initial Purchase Order for a New Technology, the aggregate price of such Equipment and Software shall be paid by Customer as follows:

                  (a) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the aggregate price of all such Equipment and Software shall be due and payable to Nortel

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Networks within thirty (30) days following invoice therefor, such invoice to be issued upon shipment of the applicable Equipment and Software; and

                  (b) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the aggregate price of all such Equipment and Software shall be due and payable within thirty (30) days following invoice therefor, such invoice to be issued upon the Acceptance of such Equipment and Software.

         4.2 The price for the Installation Services ordered by Customer with respect to items of Equipment and Software being provided as part of the Initial Order shall be paid by Customer as follows: (a) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the aggregate price for such Installation shall be due and payable to Nortel Networks within thirty (30) days following invoice therefor, such invoice to be issued upon shipment of the applicable Equipment and Software: and (b) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the aggregate price for such Installation shall be due and payable within thirty (30) days following invoice therefor, such invoice to be issued upon the Acceptance of the applicable Equipment and Software.

         4.3 Other than as set forth in Section 4.2, [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND

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EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the
price of all Services performed by Nortel Networks hereunder shall be due and payable by Customer within thirty (30) days following invoice therefor, such invoice to be issued by Nortel Networks to Customer (i) upon completion of the applicable Services, (ii) monthly with respect to Services that extend beyond a month, or (iii) in accordance with the mutually agreed upon milestones set forth in the applicable Statement of Work, if such Statement of Work sets forth such milestones.

         4.4 All transportation charges (including freight and insurance) from factory to Installation site or other agreed location shall be determined in accordance with a "Zone Schedule" to be mutually agreed upon by the parties and attached hereto as Attachment J within thirty (30) days of the Effective Date. Such "Zone Schedule" shall set forth the transportation charges Customer shall pay with respect to items of Equipment and Software shipped between one Zone in the Territory and another Zone in the Territory. Until such time as the Zone Schedule is agreed upon, Nortel Networks shall charge Customer for transportation charges at the same rates that Nortel Networks charges its customers generally. Such transportation charges shall be due and payable by Customer within thirty (30) days following invoice therefor such invoice to be issued upon shipment of the applicable Equipment and Software.

         4.5 In connection with the payments for Equipment and Software, Nortel Networks must submit and deliver to Customer original commercial invoices that include the description of the Equipment and Software and their prices, duly itemized, which

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

prices must correspond to the prices set forth in either Attachment A or B, the applicable Purchase Order or the applicable price quotation made by Nortel Networks to Customer.

         4.6 All amounts payable under this Agreement which are past due over thirty (30) days (except to the extent they are being disputed in good faith) shall bear interest from their due date at the rate of one and one-half percent (1.5%) per month, or such lesser rate as may be the maximum permissible rate under applicable law. If Customer notifies Nortel Networks of any disputed amounts within twenty-one (21) days from the date of the applicable invoice, such disputed amounts shall not be subject to such interest.

         4.7 Customer may pay any invoiced amount, less a discount of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], if payment is made by Customer within ten (10) days of its receipt of the applicable invoice. Such early payment discount shall be applied against the net invoiced amount (i.e. after all applicable discounts and credits have been applied).

         4.8 In the event that Customer activates Software features for which additional license fees are applicable, or in the event that Customer triggers any applicable milestones (such as numbers of subscribers) for which additional license fees are applicable, then Customer shall have a period of thirty (30) days from the date of such activation or trigger to make any applicable payments to Nortel Networks. Nortel Networks shall have the right, upon at least two (2) Business Days' advance notice to Customer, to conduct a remote audit of the Software installed on the System in order to determine which features Customer has activated. Such audit shall be conducted in such a manner as to cause no interference with, or degredation of, the performance of the System and at such time of day as Customer shall designate upon receipt of the advance notice. Nortel Networks shall have the right to conduct such audit no more than two (2) times per calendar year.

                                   ARTICLE 5
                        DELIVERY, TITLE AND RISK OF LOSS

         5.1 Subject to (a) any modifications thereto permitted pursuant to this Article 5, (b) any delays caused solely by Customer by reason of its breach of its obligations under this Agreement, or (c) any delays excused pursuant to
Article 10, Nortel Networks shall deliver and/or Install all Equipment, Software and Services in accordance with the terms (including the delivery and/or Installation dates set forth therein) of the applicable Purchase Order and Statement of Work (if applicable), or in accordance with the schedule mutually agreed to between Customer and Nortel Networks with respect to such Equipment, Software and Services.

         5.2 For delivery of Equipment shipped to Customer from outside of the United States, Nortel Networks shall be responsible for arranging and prepaying the cost of transportation and insurance pursuant to its delivery obligations under this Agreement, and Customer shall pay to Nortel Networks the transportation charges, insurance and freight based on the Zone Schedule mutually agreed upon by the parties. In the event that Customer desires to designate its own carrier to perform delivery of Equipment shipped to Customer from outside of the United States, then Customer shall give at least sixty (60) days' prior written notice to Nortel Networks of such. From the date designated in such notice until such time as Customer provides Nortel Networks at least sixty (60) days' notice that it desires Nortel Networks to resume such responsibilities (which such resumption of responsibilities shall not occur before the expiration of a six
(6) month period from the date on which Customer's designated carrier began making deliveries hereunder), Customer shall be responsible for arranging and paying all transportation charges, insurance and freight and Nortel Networks shall coordinate with the transportation company designated by Customer for the pick up of the Equipment. In such case, Customer shall provide its designated carrier's information to Nortel Networks on each applicable Purchase Order.

         5.3 For delivery of Equipment shipped to Customer from within the United States, Nortel Networks shall be responsible for arranging and paying all transportation charges, insurance and freight and shall coordinate with its transportation company for the pick up of the Equipment and delivery to the installation site or designated warehouse. In the event that Customer desires to designate its own carrier to perform delivery of Equipment shipped to Customer from within the United States, then Customer shall give at least sixty (60) days' prior written notice to Nortel Networks of such. From the date designated in such notice until such time as Customer provides Nortel Networks at least sixty (60) days' notice that it desires Nortel Networks to resume such responsibilities (which such resumption of responsibilities shall not occur before the expiration of a six (6) month period from the date on which Customer's designated carrier began making deliveries hereunder), Customer shall be responsible for arranging and paying all transportation charges, insurance and freight and Nortel Networks shall coordinate with the transportation company designated by Customer for the pick up of the Equipment. In such case, Customer shall provide its designated carrier's information to Nortel Networks on each applicable Purchase Order.

         5.4      Intentionally Omitted.

         5.5 Title to, and risk of loss for, each item of Equipment shall pass to Customer upon shipment of such item of Equipment. If there is loss or damage to the Equipment or Software after risk of loss passes to Customer, Nortel Networks shall, if ordered by Customer, deliver replacement Equipment or Software as promptly as practicable and Customer shall pay for the same in accordance with the terms and conditions of this Agreement, including prices. Except as provided in Section 5.7, Nortel Networks shall convey good and clear title to the Equipment, free and clear of all liens, suits, charges, claims, liabilities, restrictions and encumbrances of any nature or kind whatsoever, other than any lien or encumbrance which arises solely out of the actions of Customer, its employees, agents or subcontractors. Nothing in this Article 5 shall, during the period a party has the risk of loss with respect to an item, relieve the other party of responsibility for loss or damage to such item which results from the acts or omissions of such other party or such other party's employees or agents.

         5.6 Nortel Networks hereby represents and warrants to Customer that it has all necessary approvals, authorizations and licenses required for it to perform all of its duties and obligations hereunder.

         5.7 Until receipt of the applicable amounts due from Customer to Nortel Networks with respect to an item of Equipment or Software sold to Customer hereunder, Customer grants to Nortel Networks a continuing purchase money security interest in such item of Equipment sold and/or Software licensed under this Agreement. Customer shall reasonably cooperate with Nortel Networks in preserving and protecting such purchase money security interest. Customer authorizes Nortel Networks to file financing or continuation statements, including amendments thereto, relating to each item of Equipment and Software without the signature of Customer where permitted by law.

                                   ARTICLE 6

                             TESTING AND ACCEPTANCE

         6.1 Nortel Networks shall Install (where contracted to do so) all Equipment and Software to be ready for Acceptance Tests no later than the scheduled In-Service Date in accordance with the applicable Purchase Order. Upon completion of Installation of the Equipment and Software or portions thereof, Nortel Networks shall test the Equipment and Software in accordance with the Acceptance Test Plan ("Acceptance Tests") attached as part of the applicable Statement of Work.

         6.2 Acceptance Tests will be conducted on the Equipment and Software to demonstrate that each item of Equipment and Software comprising a part of the System, as Installed, will operate in accordance with the Specifications.

         6.3 Nortel Networks shall notify Customer at least five (5) days before the date on which the Acceptance Tests shall be conducted. If Customer or its representative does not attend the Acceptance Tests, Nortel Networks shall proceed with the tests and immediately forward the test results (including actual test sequences, deviations, and retests necessary to obtain successful conclusion) to Customer. If Customer or its representative (which representative shall be bound by all confidentiality requirements applicable to Customer) attends the Acceptance Tests, Nortel Networks and Customer or its representative shall jointly conduct the Acceptance Tests and shall each sign the form provided as part of the test procedure. If the Equipment or Software does not fulfill all of the requirements of the applicable Acceptance Tests and such failure is a result of any breach of any provision or obligation of Nortel Networks under this Agreement or is caused by any item of Equipment or Software, or any Service, provided by Nortel Networks, Nortel Networks shall, at its sole expense, correct the defects as soon as practicable. The Acceptance Tests (or so much of them as necessary) shall be recommenced immediately after such correction in accordance with this
Section 6.3. Upon successful completion of the applicable Acceptance Tests, Nortel Networks shall submit to Customer written notice thereof along with Acceptance forms certifying all of the test results and stating that all of the applicable Equipment and/or Software has been Accepted in accordance with all of the requirements of this Agreement and that the same performs in accordance with the Specifications. Customer shall sign or reject such Acceptance forms within five (5) Business Days of receipt thereof to signify that the Equipment and/or Software is Accepted or is not Accepted. In the absence of a notice of rejection given in good faith within such five (5) Business Day period, such Equipment and/or Software shall be deemed Accepted. Any notice of rejection shall be given in writing to Nortel Networks' project manager. If there is a dispute as to whether the Equipment and/or Software has passed the applicable Acceptance Tests, the parties shall use reasonable best efforts (which shall include escalation of such dispute to a senior management level) to resolve the dispute as soon as practicable or it shall be submitted to the Third Party Engineer pursuant to Article 38.

         6.4 Customer shall not unreasonably withhold Acceptance. Minor deficiencies recorded in the test results or minor shortages which would not affect service to subscribers, data collection regarding billing, administration, maintenance or the commercial operation of the Equipment, Software or the System or create a safety hazard for personnel shall not postpone the issuance of Acceptance forms pursuant to this Article

6, but Nortel Networks shall remain obligated to perform in the manner described in this Agreement.

                                    ARTICLE 7
                               DELAY AND PENALTIES

         7.1 If due to the fault or negligence (regardless of the severity level of negligence) of Nortel Networks, (a) Acceptance (with respect to items of Equipment and Software for which Nortel Networks is performing Installation) or delivery (with respect to Furnish Only items of Equipment and Software for which Nortel Networks is responsible for transportation) does not occur with respect to any of the items comprising the September 30, 2003 portion of the Initial Order (designated as the Phase I items in Attachment D) or the December 31, 2003 portion of the Initial Order (designated as the Phase II items in Attachment D)(collectively, "Critical Items") on the scheduled date for Acceptance or delivery (as applicable) thereof as set forth in Attachment D (as such date may be amended by Change Orders pursuant to the terms of this Agreement), then Customer shall be entitled to, and Nortel Networks shall pay to Customer, liquidated damages in accordance with Section 7.2; provided, however that such liquidated damages shall only accrue during such delay of Acceptance or delivery, and shall not be payable to Customer unless, due to the fault or negligence (regardless of the severity level of negligence) of Nortel Networks the Critical Items have not been Accepted and placed In-Service on or before September 30, 2003 or December 31, 2003, as applicable, at which time all of the accrued but unpaid liquidated damages payable by Seller to Customer under this
Article 7 shall be immediately due and payable.

         7.2      (a)      The parties agree that damages for delay are
difficult to calculate accurately and therefore agree to fix, as liquidated damages (and not as a penalty), an amount equal to [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per week of delay up to a cumulative maximum amount of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the aggregate net purchase price (calculated in accordance with Attachment A or the applicable Purchase Order, and including Installation costs, if applicable, but not including the Executive Discount described in Attachment A) of those items of Equipment and/or software which were delayed. In the event that the delay of Acceptance or delivery (as applicable) of a Critical Item, prevents or materially affects the operation of other items of Equipment or Software which are part of the Initial Order, then Customer's right to receive liquidated damages shall apply to such other Equipment and Software as well.

                  (b) Liquidated damages will be provided to Customer as credits towards the future purchase of GSM, TDMA and CDMA Equipment and Software ("Product Credits") which may be applied to up to twenty-five percent (25%) of any future Purchase Orders for Equipment or Software until such Product Credits have been used in full. Any such Product Credits must be utilized during the Term.

                  (c) Customer will inform Nortel Networks of the imposition of the liquidated damages in writing. Within thirty (30) calendar days following the date on which Nortel Networks is so informed, Nortel Networks shall be obligated to issue to Customer Product Credits in the amount of such liquidated damages except to the extent they have been contested in good faith by Nortel Networks within such thirty
(30) day period.

         7.3 It is expressly agreed that the liquidated damages provided in this Article 7 and their payment do not extinguish or relieve the performance of any of the obligations Nortel Networks is required to perform hereunder, which obligations shall continue in full force and effect until fully performed in accordance with the terms hereof. Liquidated damages under this Article 7 shall be Customer's exclusive remedy for delay by Nortel Networks in delivery or Acceptance, as applicable, of the Critical Items.

         7.4 In the event that there are any delays in the performance by Nortel Networks under this Agreement (whether or not such delays will result in liquidated damages under this Article 7) then, upon notification by Customer of such delays, Nortel Networks shall use commercially reasonable efforts to assign additional personnel, reallocate resources, expedite deliveries and take such other actions as may be required to eliminate such delay.

                                    ARTICLE 8
                                    TRAINING

                  Nortel Networks will provide training to Customer's personnel within the Territory in the operation and maintenance of the Equipment as set forth in Attachment E.

                                   ARTICLE 9
                                  DOCUMENTATION

         Nortel Networks will furnish Customer, at no additional cost to Customer, one CD-ROM copy of all Documentation required by Customer for the Equipment, Software and Services purchased hereunder. In addition, such Documentation shall be available to Customer in web based format. Nortel Networks represents that the Documentation, in conjunction with any applicable training, is all that is reasonably necessary for Customer to use, maintain and operate the Equipment, Software and System purchased by Customer pursuant to this Agreement.

                                   ARTICLE 10
                                  FORCE MAJEURE

         10.1 Unless preventable by the timely and proper performance of their respective obligations under this Agreement, neither Nortel Networks nor Customer will be liable for non-performance or defective or late performance of any of their obligations hereunder to the extent and for such periods of time as such non-performance, defective performance or late performance is attributable to acts of God, war (declared or undeclared), unforeseeable acts (including failure to act) of any governmental authority (de jure or de facto), riots, revolutions, fire, floods, explosions, sabotage, nuclear incidents, earthquakes, hurricanes, sinkholes, epidemics, strikes, delays of suppliers or subcontractors for the same causes if no equivalent sources for such supplies or services are readily available, or other similar causes beyond the reasonable control of a party (collectively, "Force Majeure Events").

         10.2 In the event that either of the parties wishes to claim excusable delay by reason of a Force Majeure Event, it shall state it in writing to the other party within five (5) Business Days (or such longer period as may be reasonable as a result of the Force Majeure Event) following the date on which its occurrence was known, accompanied by reasonable evidence of the Force Majeure Event and a statement of the impact such Force Majeure Event has had or is expected to have upon such party and its ability to perform its obligations hereunder.

         10.3 If the Force Majeure Event continues for more than thirty (30) consecutive days, or it is proven that it will continue for more than such thirty (30) day period, the parties shall upon written request of either party meet to try to determine an appropriate action, remedy or solution to the problems caused by such delay.

                                   ARTICLE 11
                 WARRANTIES, REMEDIES: LIMITATIONS: DISCLAIMERS

         11.1     (a)      Nortel Networks warrants that during the applicable
Warranty Period the Equipment, excluding Reseller Items, furnished under this Agreement shall be free from defects in materials and workmanship, and shall meet all of the functional and performance criteria (including the interworking of all Nortel Networks supplied Equipment and Software) set out in and otherwise conform to all of the applicable portions of the Specifications, and that all of the Services furnished by Nortel Networks under this Agreement shall be performed with due care and skill in a professional and workmanlike manner. Any and all claims for breach of this warranty are conclusively deemed waived unless made in writing (or orally with prompt confirmation in writing) during the appropriate Warranty Period. Where Equipment or any part thereof is repaired or replaced under the warranties contained herein, the repaired or replaced item shall be warranted for the balance of the original Warranty Period or a period of ninety (90) days from the date of repair or replacement whichever is longer. Except as provided in the preceding sentence, performance of Nortel Networks' warranty obligations shall not extend the Warranty Period.

                  (b) If defects in materials or workmanship or nonconformity with the performance Specifications appear within the Warranty Period, Nortel Networks' sole obligation and Customer's exclusive remedy under this warranty are limited to the prompt replacement or repair, at Nortel Networks' option and own expense, of the defective components of the Equipment, or the correction of the faulty Services furnished by Nortel Networks hereunder. Such repair or replacement includes materials, labor and services. In the event Nortel Networks is unable to correct faulty Services, the sole remedy of Customer shall be to recover the applicable portion of the compensation paid to Nortel Networks for such Services. Customer shall bear the risk of loss and damage and all transportation costs for defective Equipment shipped to Nortel Networks and Nortel Networks shall bear the risk of loss and damage and all transportation costs for replacement Equipment shipped to Customer. Good title to defective or replacement Equipment shall pass to Nortel Networks or Customer, as appropriate, upon receipt thereof.

         11.2 Nortel Networks warrants that, provided the Software is not altered by Customer, and provided the Software is used in conjunction with Equipment purchased under this Agreement and such Equipment has been maintained and utilized in accordance with Nortel Networks' recommended maintenance procedures (as set forth in the Documentation) and the Software license set forth in Attachment G hereof, the Software, excluding Reseller Items, shall function during the Warranty Period in all material respects in accordance with all of Nortel Networks' Specifications for the Software. In the event the Software fails to so perform or conform, Customer's exclusive remedy under this warranty shall be to require Nortel Networks to promptly correct such failure and such remedy is conditioned upon Nortel Networks' receiving written notice within the Warranty Period (or oral notice promptly confirmed in writing) of such failure. The correction of any Software failures shall not extend the Software Warranty Period.

         11.3 Nortel Networks' obligations under this Article 11 shall not apply to (i) Equipment or components thereof such as fuses and bulbs that are normally consumed in operation, or have a normal life inherently shorter than the Warranty Period; (ii) defects that are solely attributable to improper storage, installation, use, maintenance or repair by Customer (including operation of the Equipment outside the environmental parameters defined in the Specifications); (iii) improper operation of Equipment with hardware not authorized by Nortel Networks (or reasonably contemplated by Nortel Networks) to be used with such Equipment, or use of the Equipment with any improperly operating hardware or equipment, if such defect is caused by such hardware or such improperly operating hardware or equipment; (iv) Equipment or components thereof that, due to no fault of Nortel Networks, have been subjected to any other kind of misuse or detrimental exposure or have been involved in an accident, fire, explosion, Act of God, or has otherwise been damaged for any reason not attributable to Nortel Networks, or (v) any defects attributable solely to the improper alteration, repair, installation or relocation by any party other than Nortel Networks or Nortel Networks' agents. For purposes of clause (v) above Equipment shall not be deemed to have been "installed" by another party if all that has been done to such Equipment is the routine plug-in of the components in accordance with the Northern Telecom Practices and Procedures guidelines.

         11.4     (a)      (i)      If, during the Warranty Period set forth in
Section 11.1, Customer experiences failures of electronic circuit board components, RBS subassemblies or other Equipment (which other Equipment may be deinstalled and reinstalled by Customer in the ordinary course of business) which the Chief Technical Officer of Customer (hereinafter the "Customer CTO") reasonably believes to be excessive, (1) the Customer CTO shall bring such failures to the attention of Nortel Networks by giving written notice to Nortel Networks under Section 35.1 hereof, (2) both Customer and Nortel Networks shall, without undue delay, investigate the cause of such failures, and (3) where, within a reasonable period not to exceed one (1) week, it cannot be clearly determined that the cause of such failure is properly attributable to Customer, Nortel Networks shall, without charge to Customer, supply to Customer additional spare boards, subassemblies or such other Equipment of each type so depleted, as necessary to maintain an adequate emergency replacement stock, until implementation of a permanent remedy.

                           (ii)     Upon implementation of a permanent remedy,
all excess boards, subassemblies or other Equipment supplied by Nortel Networks to Customer under Section 11.4(a)(i) shall be returned to Nortel Networks, and all in-service and spare stock boards, subassemblies and other equipment which are the subject of the corrections contemplated by this Section 11.4(a)(ii) shall be either, at the option of Nortel Networks, promptly repaired or replaced at no charge to Customer, in accordance with an agreed schedule.

                  (b) If, during the Warranty Period set forth in Section 11.1, Customer experiences failures of Equipment (other than electronic circuit board components, RBS subassemblies or other Equipment which may be deinstalled and reinstalled by Customer in the ordinary course of business), which Customer CTO reasonably believes to be excessive, Nortel Networks shall give priority to the remedy of the cause of the failures (and in accordance with the response, workaround and cure times set forth in Attachment C). During the period prior to the implementation of a permanent remedy, Nortel

Networks agrees to negotiate in good faith for adjustments in warranties and freight payments commensurate with the effect upon Customer caused by such failures and to make adjustments as are mutually agreed upon by Customer and Nortel Networks.

         11.5 In no event shall Nortel Networks be required to provide support for any version of Software that is (a) with respect to Software supporting GSM, CDMA or TDMA technology, more than two (2) versions behind the then current version of Software that Nortel Networks is generally offering to its customers and (b) with respect to Software supporting any other technology, more than one (1) version behind the then current version of Software that Nortel Networks is generally offering to its customers.

         11.6 If any Equipment or Software is rendered inoperative as a result of a natural or other disaster, Nortel Networks will make all reasonable efforts to promptly supply or help locate backup or replacement Equipment or Software for Customer, by using reasonable efforts to waive any delivery schedule priorities and to make replacement Equipment or Software available from the facility then producing such products, or from inventory.

         11.7 Nortel Networks response times, workaround times and cure periods for all warranty related repairs for the System, Equipment and Software are set forth in Attachment C hereto. Such times are based upon the severity level of the applicable defect, as set forth therein.

         11.8 It is the intention of the parties that any defects in materials or workmanship or nonconformity with the performance Specifications in the System, Equipment or Software shall be corrected as promptly as practicable regardless of fault, and in this regard, Nortel Networks agrees to use commercially reasonable efforts to work with and cooperate with Customer and any other manufacturer, vendor or contractor to correct any such defect or nonconformity to the extent that Nortel Networks has the capacity to do so. Nortel Networks shall, at Customer's request, provide reasonable assistance to Customer in determining the cause of such defect or nonconformity and recommend the appropriate action. Nortel Networks shall, upon its receipt of a request for assistance hereunder from Customer, use commercially reasonable efforts to correct any such defect or nonconformity in a System, item of Equipment or Software or any other equipment or software (whether or not such defect or nonconformity is the responsibility of Nortel Networks) as promptly as practicable and bill Customer for such. If Customer and Nortel Networks disagree as to the cause of the defect or nonconformity or the action to be taken, then, at Customer's written request, Nortel Networks shall nevertheless correct such defect or nonconformity (whether or not such defect or nonconformity is the responsibility of Nortel Networks) as promptly as practicable and generate a bill to Customer for such. The parties shall thereafter negotiate in good faith to determine the party responsible for such defect or nonconformity, and if they are unable to resolve such dispute, such dispute shall be submitted to a Third Party Engineer in accordance with
Article 38. Nothing contained in this Section 11.8 shall require Nortel Networks to repair or modify any equipment purchased by Customer from any third party unless Nortel Networks has the ability to do so.

         11.9 Subject to Section 11.3, Customer may at any time acquire equipment and software from a source other than Nortel Networks, and such equipment and software may be interconnected with the Equipment and Software without affecting the warranties contained in this Article 11.

         11.10 With respect to Reseller Items, in lieu of the warranties set forth herein Reseller Items shall have the warranties given to Nortel Networks by the third parties supplying such Reseller Items to Nortel Networks and such warranties shall inure, to the extent applicable or permitted, to the benefit of Customer, and Customer shall have the right to enforce such warranties directly with the third party providing the applicable Reseller Item to Nortel Networks or, if Customer is not permitted to enforce such warranty directly through Nortel Networks.

         11.11 THE WARRANTIES AND REMEDIES SET FORTH IN THIS ARTICLE 11 CONSTITUTE THE ONLY WARRANTIES (OTHER THAN THE WARRANTIES AS TO TITLE CONTAINED IN SECTION 5.5) WITH RESPECT TO THE EQUIPMENT, SOFTWARE AND SERVICES PROVIDED BY NORTEL NETWORKS PURSUANT TO THIS AGREEMENT, AND CUSTOMER'S EXCLUSIVE REMEDIES IN THE EVENT SUCH WARRANTIES ARE BREACHED. THEY ARE IN LIEU OF ALL OTHER WARRANTIES WRITTEN OR ORAL, STATUTORY, EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE 12
                    INDEMNIFICATION; LIMITATION OF LIABILITY

         12.1 Subject to Section 12.5, Nortel Networks shall be responsible for and agrees to indemnify and hold harmless Customer and its Affiliates, officers, employees and subcontractors (each, a "Customer Indemnified Party" and collectively the

"Customer Indemnified Parties") from, and shall defend the Customer Indemnified Parties against, all third party losses, claims, demands, damages and causes of action (including reasonable legal fees and expenses) relating to bodily injury to persons, including death, or loss or damage to tangible property which was caused by any negligence or willful misconduct of Nortel Networks or its Affiliates, officers, agents, representatives, employees, suppliers or subcontractors in the course of the performance of Nortel Networks' obligations pursuant to this Agreement. Nortel Networks will defend, at its own expense, including reasonable attorneys' fees, any Regulatory Claim brought against Customer (other than those resulting or arising out of the use of Reseller Items supplied hereunder) and shall pay all fines or penalties that may be assessed or levied by the applicable governmental authority for noncompliance with respect to such Regulatory Claim or as are agreed to by Nortel Networks in settlement of such Regulatory Claim. All such losses, claims, demands, and damages, or fines or penalties shall be paid directly by Nortel Networks. Notwithstanding anything to the contrary contained in this Agreement, the Customer Indemnified Parties shall have the right, in their sole discretion, to implead, interplead or otherwise cause Nortel Networks to be added as a party to any action or proceeding brought against a Customer Indemnified Party relating to any matter or thing for which such Customer Indemnified Party is entitled to indemnification pursuant to this Section 12.1 and, if in any such proceeding Nortel Networks is found to be liable, Nortel Networks shall be responsible for all liabilities and damages assessed against it in any such proceeding or action.

         12.2 Subject to Section 12.5, Customer shall be responsible for and agrees to indemnify and hold harmless Nortel Networks and its Affiliates, officers, employees and subcontractors (each, a "Nortel Indemnified Party" and collectively, the "Nortel Indemnified Parties) from, and shall defend the Nortel Indemnified Parties against, all third party losses, claims, demands, damages and causes of action (including reasonable legal fees and expenses) relating to bodily injury to persons, including death, or loss or damage to tangible property which was caused by any negligence or willful misconduct of Customer or its Affiliates, officers, agents, employees, representatives or its subcontractors in the course of the performance of Customer's obligations pursuant to this Agreement. All such losses, claims, demands, and damages shall be paid directly by Customer. Notwithstanding anything to the contrary contained in this Agreement, the Nortel Indemnified Parties shall have the right, in their sole discretion, to implead, interplead or otherwise cause Customer to be added as a party to any action or proceeding brought against a Nortel Indemnified Party relating to any matter or thing for which such Nortel Indemnified Party is entitled to indemnification pursuant to this Section 12.2 and, if in any such proceeding Customer is found to be liable, Customer shall be responsible for all liabilities and damages assessed against it in any such proceeding or action.

         12.3 With respect to the indemnification provided by either Customer or Nortel Networks in accordance with Sections 12.1 and 12.2 above, the Customer Indemnified Party and the Nortel Indemnified Party, as applicable, shall (a) give Customer or Nortel Networks, as applicable, prompt written notice of any such loss, claim, demand, damage or cause of action or Regulatory Claim; provided, however, that a failure to give such prompt notice shall not affect the indemnification to be provided hereunder except to the extent that Customer or Nortel Networks, as applicable, shall have been actually prejudiced as a result of such failure, (b) allow Customer or Nortel, as applicable, to control the defense and all related settlement negotiations; provided, however, that Customer shall be entitled to control of the defense or settlement of any Regulatory Claim with respect to matters that do not involve monetary damages (with reasonable participation by Nortel Networks, at its own cost and expense), and shall have the right to settle or compromise any Regulatory Claim to the extent that it involves anything other than money damages without the prior consent of Nortel Networks, and (c) reasonably cooperate with Customer or Nortel Networks, as applicable, in such defense and any related settlement negotiations; provided however, that the applicable Customer Indemnified Party or Nortel Indemnified Party shall be reimbursed by Customer or Nortel Networks, as applicable, for its actual, reasonable, out-of-pocket costs for such reasonable cooperation.

         12.4 Except as provided in, or for liabilities arising under, Articles 7, 15 and 19 and Section 12.1 with respect to bodily injury and damage to tangible property, or for claims regarding title to Equipment or Software, the total liability of Nortel Networks under this Agreement, including its Affiliates, officers, employees, agents, representatives, shareholders, subcontractors or suppliers, for claims of any kind for any loss or damage, whether in contract, warranty, indemnification, tort (including negligence), strict liability or otherwise, arising out of or connected with, or resulting from the performance or non-performance of this Agreement shall not (i) in respect of any loss or damage to Customer's tangible property exceed [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per event or series of related events, and (ii) in respect of all other losses or damage exceed in the aggregate [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

         12.5 NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, BUT SUBJECT TO LIQUIDATED DAMAGES EXPRESSLY PROVIDED FOR IN ARTICLE 7, IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, INDEMNIFICATION, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, SHALL NORTEL NETWORKS OR CUSTOMER BE LIABLE TO THE OTHER FOR (A) DAMAGES BASED ON ANY THIRD PARTY CLAIM, EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 12.1 AND 12.2 AND
ARTICLE 15 OR THIRD PARTY CLAIMS WHICH ARE STRICT LIABILITY BY OPERATION OF LAW,
(B) LOSS OF, OR DAMAGE TO, THE OTHER PARTY'S RECORDS, FILES OR DATA, OR (C) ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR EXEMPLARY DAMAGES OF ANY NATURE WHATSOEVER OR LOSS OF PROFITS OR REVENUES OF SUCH OTHER PARTY BEFORE OR AFTER ACCEPTANCE. THE LIMITATIONS SET FORTH IN THIS SECTION 12.5 SHALL NOT BE APPLICABLE TO A BREACH BY EITHER PARTY OF ITS OBLIGATIONS UNDER ARTICLE 18 OR CUSTOMER'S BREACH OF THE SOFTWARE RIGHT-TO-USE SET FORTH IN ATTACHMENT G. THE LIMITATIONS SET FORTH IN THIS SECTION 12.5 SHALL ALSO NOT BE APPLICABLE IN THE EVENT NORTEL NETWORKS BREACHES ARTICLE 15 TO THE EXTENT THAT, IF A

COURT OF COMPETENT JURISDICTION ENJOINS CUSTOMER FROM USING EQUIPMENT AND/OR SOFTWARE THAT IS THE SUBJECT OF A CLAIM UNDER ARTICLE 15, NORTEL NETWORKS SHALL BE LIABLE TO CUSTOMER FOR THE LOST PROFITS ASSOCIATED WITH THE REVENUE (OR, IF CUSTOMER IS NOT PROFITABLE, [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] OF SUCH REVENUE) THAT CUSTOMER WOULD HAVE RECEIVED FROM THE PROVISION OF ITS TELECOMMUNICATIONS SERVICES TO ITS CUSTOMERS IF SUCH INJUNCTION HAD NOT OCCURRED, WITH NORTEL NETWORKS' TOTAL LIABILITY UNDER THIS AGREEMENT FOR LOST PROFITS (OR REVENUE, AS APPLICABLE) AS PROVIDED FOR IN THIS SENTENCE NOT TO EXCEED IN THE AGGREGATE [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. SUCH [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] CAP SHALL NOT BE APPLICABLE IN ANY WAY TO NORTEL NETWORKS' INDEMNIFICATION REQUIREMENTS UNDER ARTICLE 15 HEREOF, INCLUDING ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR EXEMPLARY DAMAGES OF ANY NATURE WHATSOEVER OR LOSS OF PROFITS OR REVENUES (WHICH ARE AWARDED BY FINAL COURT

JUDGMENT OR DECREE, OR AGREED UPON BY NORTEL NETWORKS IN SETTLEMENT OF ANY APPLICABLE PROPERTY RIGHTS SUIT OR CLAIM) OF ANY THIRD PARTY MAKING A PROPERTY RIGHTS CLAIM THEREUNDER.

                                   ARTICLE 13
                                    FORECAST

         Customer shall, at least fifteen (15) days prior to the start of each calendar quarter, submit to Nortel Networks a good faith, consolidated, non-binding forecast of the applicable items that Customer anticipates purchasing or licensing over the next six (6) months. In addition to the type, quantity and cumulative dollar amounts, the parties shall mutually agree upon additional information to be included in such forecast.

                                   ARTICLE 14
                            SERVICE AND SUPPORT PLAN

         Nortel Networks shall make available to Customer, as, when and if ordered by Customer, for a period of three (3) years after expiration of the Term, a Service and Support Plan. The terms of the Service and Support Plan during the Term are attached hereto as Attachment C. The terms of the Service and Support Plan for the three (3) year period after the expiration of the Term shall be no less favorable to Customer than the terms of the Service and Support Plans made generally available to Nortel Networks' customers at such time. The prices for the Service and Support Plan during the Term are set forth in Attachment C and are no less favorable to Customer than Nortel Networks' current standard rates.

                                   ARTICLE 15
                                PATENT INDEMNITY

         15.1 Nortel Networks will defend, at its own expense, all suits and claims made or brought by a third party against Customer and/or its Affiliates, wherever such suit or claim is commenced or asserted, for infringement or violation of any patent, trademark, copyright, trade secret, or other tangible or intangible property rights of any kind whatsoever (collectively, "Property Rights") of such third party, covering, or alleged to cover, the Equipment, Software, or the System or any component thereof, excluding Reseller Items, or the use thereof in the Territory, in the form furnished or as subsequently modified by Nortel Networks (and not modified by Customer or any other person without the written consent of Nortel Networks), and Nortel Networks will pay all sums, including attorneys' fees and expenses and other costs which, by final judgment or decree, or in settlement of any such suit or claim, may be assessed against Customer or its Affiliates on account of such infringement or violation, provided (a) Nortel Networks shall be given prompt written notice of all claims of any such infringement or violation and of any suits or claims brought or threatened against Customer or its Affiliates of which Customer or such Affiliate has express knowledge; provided that a failure to give such prompt notice shall not affect the indemnification to be provided hereunder except to the extent that Nortel Networks shall have been actually prejudiced as a result of such failure;
(b) Nortel Networks shall be given full authority to assume the sole defense thereof through its own counsel at its own cost and expense and to compromise or settle any suits or claims so far as this may be done without prejudice to the right of Customer to continue the use, as contemplated, of the Equipment, Software or the System or any component thereof so furnished, subject to Section 15.2; (c) Customer shall cooperate fully with Nortel Networks in the defense of such suit or claims and provide Nortel Networks such assistance as Nortel Networks may reasonably require in connection therewith; provided, however, that Customer shall be reimbursed by Nortel Networks for its actual, reasonable, out-of-pocket costs for such reasonable cooperation; and
(d) use of such Equipment, Software, System or component was at all times within the Territory.

         15.2 If in any such suit so defended all or any part of the Equipment, Software, or the System or any component thereof is held to constitute an infringement or violation of any third party's Property Rights, or if in respect of any claim of infringement or violation Nortel Networks deems it advisable to do so, Nortel Networks shall, at its sole option and expense, use its commercially reasonable best efforts to take one or more of the following actions: (a) procure the right for Customer to continue the use of the same without interruption, (b) replace the same with non-infringing Equipment or Software or components (which Equipment, Software or components shall be equivalent as to form, fit and function) with as minimal interruption of use as is practicable (and any such interruption shall not be during Customer's peak hours) provided that such replacement shall not adversely impair the System, Equipment or Software from performing in accordance with all material performance Specifications, or (c) modify such Equipment or Software or component so as to be non-infringing Equipment or Software or components with as minimal interruption of use as is practicable (and any such interruption shall not be during Customer's peak hours) provided that the modified non-infringing Equipment or Software or components shall not adversely impair the System, Equipment or Software from performing in accordance with all material performance Specifications. In the event that, despite Nortel Networks' commercially reasonable best efforts, none of subsections (a), (b) or (c) can be performed by it, then Nortel Networks shall have the right to take back the infringing item(s) and give Customer a credit equal to Customer's net aggregate purchase price for such item(s), if such return occurs during the

Term and, commencing upon the first day after the expiration of the Term, less depreciation of twenty (20%) percent of such purchase price for each year of use thereof after expiration of the Term. To the extent that the return of any such infringing item in accordance with the previous sentence prevents or adversely impairs Customer's use or operation of other items of Equipment or Software, Customer's right to receive a credit shall apply to the net aggregate purchase price of such other items, less depreciation, if applicable, as well.

         15.3 The indemnity provided in this Article 15 shall not extend to infringement of Property Rights to the extent that such infringement arises from
(a) modifications made to Equipment or Software by Nortel Networks in order to adhere to special Equipment or Software design requests, specifications or instructions of Customer but only if such alleged infringement would not have resulted from Nortel Networks' design prior to Customer's requested modification, (b) use of the Equipment, Software or System or any component thereof in a manner or for a purpose not stated in the Specifications or in a manner or for a purpose not reasonably contemplated by Nortel, (c) use of the Equipment, Software or System in combination with any other equipment or software not supplied by Nortel Networks hereunder, (d) the incorporation of components not manufactured or provided by Nortel Networks into the Equipment or Software, (e) Customer originated modifications to the Equipment or Software (unless expressly permitted by Nortel Networks in writing), or (f) Customer's failure to install or have installed changes, revisions or updates required to be installed by Nortel Networks in order to prevent such infringement.

         15.4 Nortel Networks' Property Rights indemnification responsibilities under this Article 15 shall not be applicable to Reseller Items provided to Customer pursuant to this Agreement. With respect to Reseller Items, any Property Rights indemnification provided to Nortel Networks by the third party vendor supplying the applicable Reseller Item shall inure, to the extent applicable or permitted, to the benefit of Customer, and Customer shall have the right to enforce such indemnification directly with the third party providing the applicable Reseller Item to Nortel Networks (or, if Customer is not permitted to enforce such indemnification directly, Nortel Networks shall enforce such indemnification on behalf of Customer).

         15.5 The preceding represents Customer's sole and exclusive remedy regarding any claim of infringement or violation of Property Rights.

                                   ARTICLE 16
                        CHANGE ORDERS; ORDER CANCELLATION

         16.1 The terms and conditions of any Purchase Order, including the provisions of the applicable Statement of Work, may be amended by mutually agreed Change Orders ("Change Orders"). Each Change Order must be in writing, must identify the changes to be made and must be signed by the duly authorized representatives of each of Nortel Networks and Customer.

         16.2 Unless otherwise expressly agreed in a written document signed by both parties hereto, any Purchase Order, acknowledgment form or other form issued by Customer or Nortel Networks containing terms and conditions of sale shall not have the effect of modifying the terms and conditions of this Agreement, notwithstanding any act of Customer and payment therefor, and all deliveries and Installation of goods and performance of services by Nortel Networks shall be deemed to be only upon the terms and conditions of this Agreement.

         16.3 Customer, upon at least twenty-one (21) days prior notice to Nortel Networks, may issue "holds" on Purchase Orders or suspend performance under this Agreement, in whole or in part, at no additional cost to Customer except as otherwise provided in this Section 16.3. If Customer issues a hold or suspends performance for a period longer than ten (10) Business Days, Customer will compensate Nortel Networks for any actual, reasonable, out-of-pocket costs incurred by Nortel Networks due to such hold or suspension after such ten (10) Business Day period. If any Purchase Order is placed on hold or is suspended for a period of ninety (90) days or greater, it shall be deemed automatically cancelled and shall be subject to the payment of any cancellation fees as set forth below. In the event that Customer suspends performance, Customer and Nortel Networks will mutually agree on a date to reconvene such performance or if Customer does not elect to reconvene such performance, Nortel Networks shall invoice Customer for Services actually performed and Customer shall pay such invoice in accordance with Article 4.

         16.4 Customer may cancel any Purchase Order or portion thereof prior to the shipment of the items comprising such Purchase Order or portion thereof. No cancellation fee shall be payable by Customer with respect to Purchase Orders for CDMA, TDMA, AMPS and GSM Software. With respect to the cancellation of Purchase Orders for Equipment that has been engineered or customized by Nortel Networks specifically for Customer's use or operation, Customer shall pay Nortel Networks a cancellation fee based upon the number of days prior to the scheduled shipping date that

Nortel Networks receives the cancellation notice from Customer. Such cancellation fee shall be in accordance with the following table:

==============================================================================================
                                              Percentage of Aggregate Price to be Paid as
  Date of Cancellation Notice                               Cancellation Fee
----------------------------------------------------------------------------------------------
29 days to 1 day prior to shipment        [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                                          WITH THE SECURITIES AND EXCHANGE COMMISSION
                                          PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

59 days to 30 days prior to shipment      [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                                          WITH THE SECURITIES AND EXCHANGE COMMISSION
                                          PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

90 days to 60 days prior to shipment      [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                                          WITH THE SECURITIES AND EXCHANGE COMMISSION
                                          PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
----------------------------------------------------------------------------------------------
91 days or greater prior to shipment      [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
==============================================================================================

----------------------------------------------------------------------------------------------
                                          WITH THE SECURITIES AND EXCHANGE COMMISSION
                                          PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
==============================================================================================

         Purchase Orders for Equipment which is not engineered or customized by Nortel Networks specifically for Customer's use or operation (including non-engineered BTS' and cell sites) may be cancelled at no cost to Customer.

         Notwithstanding anything to the contrary contained in this Article 16, Purchase Orders issued with respect to the Initial Order shall be firm and non-cancelable under this Article 16. Any cancellation fees due to Nortel Networks pursuant to this Section 16.4 shall be invoiced by Nortel Networks to Customer upon receipt by Nortel Networks of the applicable cancellation notice. The payment by Customer of such cancellation fees as described in this Section
16.4 shall be Nortel Networks' sole remedy and Customer's sole obligation for the cancellation of Purchase Orders by Customer.

                                   ARTICLE 17
                              SOFTWARE RIGHT-TO-USE

         17.1 The rights and obligations of Customer and Nortel Networks with respect to the Software Right-to-Use are contained in this Agreement and in the Software Right-To-Use Agreement attached hereto as Attachment G. Nortel Networks represents that the Software licensed by Customer hereunder is all of the Software which Customer shall require to provide the features and functionality set forth in the Specifications for such Software, and that Customer shall not be required to license additional Software in order to realize the benefit of such features and functionality, with the exception of Software prerequisites identified in the Documentation or unless otherwise indicated in a written proposal or quotation provided to Customer prior to the issuance of the applicable Purchase Order for the applicable Software.

         17.2 In addition to the rights and obligations described in Section 17.1, Nortel Networks agrees to the following:

                  (a) If TDMA, CDMA, GSM or AMPS Software or any part thereof is lost or damaged (other than due to the fault of Customer) before being Accepted or put In-Service, Nortel Networks will promptly replace it at no additional cost to Customer. Any such Software lost or damaged after Acceptance or due to the fault of Customer shall be replaced by Nortel Networks at a charge to Customer equal to Nortel Networks' actual cost for gathering such Software. Any Software which is not TDMA, CDMA, GSM or AMPS Software, or which is a Reseller Item, that is lost or damaged for any reason shall be replaced by Nortel Networks at a charge to Customer equal to Nortel Networks' actual cost for gathering such Software.

                  (b) If Nortel Networks modifies and/or changes the Software to permit additional features and such features are made generally available to its customers in the Territory, such Software will promptly be made available to Customer at Nortel Networks' then current price for such features, less applicable discounts and incentives as provided in Attachments A and B.

                                   ARTICLE 18
                           NON-DISCLOSURE OF TECHNICAL
                       INFORMATION AND PROPRIETARY RIGHTS

         18.1 Either party (hereafter the "Disclosing Party") may disclose to the other party (hereafter the "Receiving Party") information which the Disclosing Party considers proprietary and confidential. Accordingly, with respect to any confidential or proprietary specifications, drawings, sketches, models, samples, tools, technical information, confidential business information or data which is furnished by the Disclosing Party to the Receiving Party in contemplation of or under this Agreement (hereinafter "Information"), the Receiving Party shall treat such Information as confidential information with the same degree of care as the Receiving Party affords to confidential information of its own of a similar nature.

         18.2 The provisions of this Article 18 shall not apply to any Information which (a) is or shall become publicly available without fault on the part of the Receiving Party; (b) is already known by the Receiving Party prior to receipt from the Disclosing Party (so long as such Information was rightfully obtained and is not subject to any other confidentiality agreement); (c) is rightfully obtained by the Receiving Party from third parties without restrictions; (d) the Receiving Party is required by law or by a governmental authority or agency to disclose such Information, or (e) is independently developed by a Receiving Party without any direct or indirect use of such Information.

         18.3 In the event that the Receiving Party becomes obligated to disclose Information pursuant to an order of any governmental or other authority, the Receiving Party shall advise the Disclosing Party and, if requested by the Disclosing Party and at the Disclosing Party's sole cost and expense, seek a protective order or other appropriate remedy that will permit the Receiving Party to avoid such disclosure. In the event that such protective order or other remedy is not obtained, the Receiving Party will disclose only that portion of the Information as it is obligated to disclose pursuant to such order, and will use all reasonable efforts, at the Disclosing Party's sole cost and expense, to obtain assurances that confidential treatment will be accorded to any Information so disclosed.

         18.4 The provisions of this Article 18 shall survive the expiration or termination of this Agreement.

                                   ARTICLE 19
                                      TAXES

         Customer shall be responsible for the payment of all sales taxes and Software license fee taxes payable in the Territory arising pursuant to this Agreement. Nortel Networks shall be responsible for all other taxes payable to or imposed by the government of the Territory (or any state, locality or subdivision thereof), including, without limitation, any tax on its income, revenue or gross receipts in respect of payments made by Customer to Nortel Networks under this Agreement and any tax relating to franchise, license, occupation, other real or personal property, payroll, unemployment and social security taxes and fees. Any party making payments of taxes on behalf of the other party shall provide the other party with suitable tax receipts confirming that tax payments have been made on such other party's behalf. Notwithstanding anything to the contrary contained herein, neither Customer nor Nortel Networks shall be responsible for the payment of taxes which are the responsibility of the other party under this Article 19.

                                   ARTICLE 20
                              INTENTIONALLY OMITTED

                                   ARTICLE 21
                                    INSURANCE

         21.1 Except where Customer designates its own carrier to perform delivery, Nortel Networks shall maintain and keep in force, on behalf of Customer and until delivery of the applicable items, risk insurance, in form and substance in accordance with industry standards, covering the System and all Equipment delivered to Customer, and shall, upon request, furnish Customer with proof (in the form of Certificates of Insurance) that such insurance has been obtained and is in force.

         21.2 Nortel Networks shall at all times during the Term carry insurance with limits not less than the limits described as follows:

                  (a) Employer's General Liability - Limits $1,000,000 per occurrence.

                  (b) Comprehensive General Public Liability: $2,000,000 single limit bodily injury and property damage combined; such coverage shall include a broad form liability rider, completed operations coverage rider and contractual liability rider.

                  (c) An umbrella policy with $4,000,000 single limit bodily injury and property damage combined.

                  (d) Worker's Compensation (Statutory limits in the Territory or subdivision thereof in which this Agreement is to be performed).

         21.3 Customer shall be named as an additional insured with respect only to the operations of Nortel Networks under the insurance required in Sections 21.2(b) and (c), and as loss payee, as its interests may appear, under the insurance required by Section 21.1. Nortel Networks shall provide to Customer within fifteen (15) days of the date hereof a certificate of insurance consistent with this Article 21. Such policies shall be carried and maintained during the Term and if Nortel Networks fails to renew, cancels or terminates any of such policies during the Term of this Agreement, Nortel Networks will provide written notice thereof to Customer as promptly as practicable.

         21.4 Notwithstanding the requirements as to insurance to be carried, the insolvency, bankruptcy, or failure of any insurance company carrying insurance for Nortel Networks, or failure of any such insurance company to pay claims accruing, or the failure of Nortel Networks to obtain any such insurance, shall not be held to waive any of the provisions of this Agreement or relieve Nortel Networks from any obligations under this Agreement.

                                   ARTICLE 22
                             TERMINATION AND DEFAULT

         22.1 Prior to the shipment of the applicable items of Equipment or Software, or the performance of the applicable Service(s), Customer may, without prejudice to any of Customer's rights accrued prior to the date of termination, at its option and upon written notice to Nortel Networks, signed by a person duly authorized by Customer, terminate any Purchase Order or portion thereof, without penalty, in the event that Nortel Networks is in default under any material term of such Purchase Order (or the applicable Statement of Work, if any) or this Agreement (as such material term pertains to the applicable Purchase Order) and an action to correct such default is not commenced by Nortel Networks within thirty (30) days after its receipt of written notice thereof from Customer and such default is not thereafter cured within forty-five (45) days after commencement of correction by Nortel Networks, unless Nortel Networks cannot complete such cure within such period for reasons beyond its control and Nortel Networks is continuing to diligently pursue the cure, in which case such default must be cured no later than ninety (90) days after Nortel Networks' original receipt of written notice from Customer under this Section 22.1.

         22.2 Customer, without prejudice to any of Customer's rights accrued prior to the date of termination, may, at its option and upon written notice to Nortel Networks, signed by a person duly authorized by Customer, terminate this Agreement, without penalty, in the event that Nortel Networks is in default under any material term of this

Agreement and an action to correct such default is not commenced by Nortel Networks within thirty (30) days after its receipt of written notice thereof from Customer and such default is not thereafter cured within forty-five (45) days after commencement of correction by Nortel Networks, unless Nortel Networks cannot complete such cure within such period for reasons beyond its control and Nortel Networks is continuing to diligently pursue the cure, in which case such default must be cured no later than ninety (90) days after Nortel Networks' original receipt of written notice from Customer under this Section 22.2. Customer, without prejudice to any of Customer's rights accrued prior to the date of termination, may, upon written notice to Nortel Networks signed by a person duly authorized by Customer, also terminate this Agreement at its option, without penalty to Customer (i) if Nortel Networks (a) applies for or consents to the appointment of, or the taking of possession by a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (b) makes a general assignment for the benefit of its creditors, (c) commences a voluntary proceeding under any bankruptcy code or under any other law relating to the relief from creditors generally, or (d) fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary proceeding under any bankruptcy code or under any other law relating to the relief from creditors generally or any application for the appointment of a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, or its liquidation, reorganization, dissolution, or winding-up.

         22.3 In the event of non-payment by Customer within twenty (20) days after Customer's receipt of written notice from Nortel Networks of overdue amounts owed by Customer to Nortel Networks hereunder, Nortel Networks, without prejudice to any of

Nortel Networks' rights accrued prior to such action, may, at its option and upon written notice to Customer, signed by a person duly authorized by Nortel Networks, suspend its performance (including shipment and performance of applicable Services) with respect to such Purchase Order and all pending Purchase Orders or terminate the applicable Purchase Order and Nortel Networks shall additionally have the right either to refuse or accept additional Purchase Orders after the date of such notice or to require payment terms other than those set forth in this Agreement prior to the acceptance of additional Purchase Orders. Amounts which have not been paid by Customer because they are the subject of a good faith dispute shall not be considered to be an instance of non-payment and shall not be subject to the provisions of this Section 22.3.

         22.4 Nortel Networks, without prejudice to any of Nortel Networks' rights accrued prior to the date of termination, may, at its option and upon written notice to Customer, signed by a person duly authorized by Nortel Networks, terminate this Agreement without any obligation to deliver any Equipment, Software or Services not yet delivered by it to Customer, in the event that Customer is in default under any material term of this Agreement (other than with respect to overdue amounts, which shall be governed by Section 22.3) and an action to correct such default is not commenced by Customer within thirty (30) days after receipt of written notice thereof from Nortel Networks and such default is not thereafter cured within forty-five (45) days after commencement of correction by Customer, unless Customer cannot complete such cure within such period for reasons beyond its control and Customer is continuing to diligently pursue the cure, in which case such default must be cured no later than ninety (90) days after Customer's original receipt of written notice from Nortel Networks under this

Section 22.3. Nortel Networks, without prejudice to any of Nortel Networks' rights accrued prior to the date of termination, may, upon written notice to Customer signed by a person duly authorized by Nortel Networks, also terminate this Agreement without any obligation to deliver Equipment, Software or Services not yet delivered in the event that Customer: (a) applies for or consents to the appointment of, or the taking of possession by a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (b) makes a general assignment for the benefit of its creditors, (c) commences a voluntary proceeding under any bankruptcy code or under any other law relating to relief from creditors generally or (d) fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary proceeding under any bankruptcy code or under any other law relating to relief from creditors generally, or any application for the appointment of a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, or its liquidation, reorganization, dissolution, or winding-up.

         22.5 If Customer or Nortel Networks terminates this Agreement, Nortel Networks' obligations hereunder with respect to Equipment and Software already delivered, installed and not returned (including the provision of related Services), and Customer's obligations with respect to Equipment and Software not returned (and Services properly performed), shall continue in full force and effect.

                                   ARTICLE 23
                              INTENTIONALLY OMITTED

                                   ARTICLE 24
                      CONTINUITY FOR SUPPLY OR REPLACEMENT

         24.1 For a period of (i) at least [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE

COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] years following the purchase of any item of CDMA or GSM Equipment, and (ii) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] years following the purchase of any item of Equipment other than CDMA or GSM Equipment, Nortel Networks shall make available for sale to Customer at its then current prices (and, during the Term of this Agreement, subject to applicable discounts as set forth in Attachments A and B), replacement and expansion parts for such Equipment or their "form, fit and function" equivalent, which shall include spare parts and modules for regular maintenance and repair and to allow for channel expansion and cell splitting (up to the design limits of the Equipment) which is compatible with the System sold hereunder.

         24.2 Nortel Networks may at any time cease production or purchase, as the case may be, of any item of Equipment or Software (or component thereof) so long as Nortel Networks maintains a sufficient inventory of such Equipment, Software or component thereof to meet its obligations pursuant to Section 24.1 above. In the event that such discontinuance of production or purchase is in anticipation of migration to new generation Equipment which is not compatible with that purchased by Customer hereunder, Nortel Networks shall notify Customer of its intent to discontinue production or purchase, as the case may be, sufficiently in advance of final production run or purchase to allow Customer to purchase such additional items of such Equipment, Software or components thereof as it may desire for inclusion in such final production

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run. With respect to Reseller Items, Nortel Networks shall use commercially reasonable efforts to meet the terms and conditions of this Section 24.2.

         24.3 Nortel Networks warrants that it will use commercially reasonable efforts to ensure that all new CDMA or GSM Equipment or Software designed to serve the same or substantially the same purpose in the System as the existing Equipment and Software ("Alternative Product") shall interconnect to and operate as part of the CDMA or GSM System, as applicable, without requiring a change-out or replacement of such System or the Equipment that comprises such System. This warranty shall (a) apply for three years after generally availability of any version of the applicable Equipment or the applicable Software Release within the Territory, (b) not apply to Reseller Items, and (c) not apply if Nortel Networks offers another existing or new product providing the same or substantially the same functionality as the Alternative Product such that Customer is not forced to upgrade its existing CDMA or GSM Equipment.

                                   ARTICLE 25
                                    SHIPPING

         25.1 Nortel Networks shall also take the following actions in connection with the Equipment, Software and Services provided by it hereunder:

                  (a) At no additional charge, package Equipment and Software in a suitable manner in accordance with Nortel Networks' usual standards and methods and provide protection against damage during shipment, handling and storage in dry, unheated quarters. Should any law or regulation applicable in the Territory require packaging of Equipment or Software in a manner that is not in accordance with Nortel Networks' standard packaging methods, Nortel Networks shall comply with all such applicable laws and regulations and Customer shall pay to Nortel Networks any

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additional costs and expenses reasonably incurred by Nortel Networks in complying with such laws or regulations.

                  (b) Inform Customer of the dates of shipping of the goods to the Installation site or other mutually agreed upon delivery location. Nortel Networks shall send to Customer concurrently with shipment, the original copies of (i) commercial invoices; and (ii) the packing slip setting forth the contents of the boxes shipped.

                                   ARTICLE 26
                         WORK RULES AND SUBCONTRACTORS

         26.1 The employees, agents, representatives or subcontractors of Nortel Networks shall, while on any Installation site, comply with all applicable laws and regulations, as well as Customer's or any landlord's reasonable plant regulations, which apply to the Installation. Any employee, agent, representative or subcontractor of Nortel Networks failing to comply shall be refused admittance to that Installation site, and must be replaced by Nortel Networks within one (1) week from date of non-admittance.

         26.2 If Customer has any reasonable objection to any subcontractor of Nortel Networks, Customer shall promptly advise Nortel Networks of such objection and Nortel Networks shall in good faith consider such objection and Nortel Networks shall promptly meet with Customer to discuss such objection, will consider in good faith such objection and, in its reasonable discretion after such consultation, will take any steps or actions (including replacing any of its subcontractors with another subcontractor acceptable to Customer) as may be necessary in order to eliminate any such objection Customer may have.

         26.3 Nortel Networks expressly certifies that its employees, workers, agents, representatives and subcontractors and their workers and other personnel employed in the

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performance of this Agreement by Nortel Networks are the employees, workers, agents, representatives and subcontractors and the personnel of Nortel Networks, and not of Customer.

         26.4 Nortel Networks shall not permit such employees, agents, representatives or subcontractors to interfere with the normal functioning and security of the work and other facilities of Customer or of other persons at the Installation locations. Customer may request Nortel Networks to cause its employees, agents, representatives or subcontractors to wear visible identification in any of the Installation locations. In general, Nortel Networks, its agents, employees, representatives or subcontractors are obliged to comply with all reasonable rules, regulations and procedures of security adopted by Customer. Upon completion of Installation, Nortel Networks shall promptly remove all of its tools, excess equipment and the like and deliver the sites clean and in good condition suitable for normal utilization provided that Customer shall grant Nortel Networks reasonable access to such sites for such removal and clean-up.

         26.5 Nortel Networks shall be responsible for the supervision and direction of all work performed by its subcontractors hereunder using Nortel Networks' professional skill and attention. Nortel Networks shall be responsible for all construction means, methods, techniques, sequences, and procedures, and safety precautions and programs in connection with such work, and shall be responsible for coordinating all portions of all work performed by its subcontractors. No assignment by Nortel Networks to its subcontractors of its rights, duties, obligations or liabilities hereunder shall relieve Nortel Networks of any of the duties, liabilities or obligations owed by Nortel Networks hereunder to the Customer. Nortel Networks is solely responsible for any payments or

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reimbursement of expenses owed to any subcontractor for any services performed by such subcontractor in accordance with the terms of this Agreement and shall make all such payments on a timely basis. Nortel Networks hereby acknowledges and agrees that Customer has no responsibility, obligation or liability to any of Nortel Networks' subcontractors hereunder and that no subcontractor has any right to impose a lien or security interest with respect to any Equipment furnished to Customer hereunder or any Installation Services provided to Customer hereunder. The duties, obligations, liabilities and responsibilities of Nortel Networks under this Agreement shall continue in full force and effect and shall not be limited, modified, affected or reduced in the event of the termination, cancellation or suspension of any agreement between Nortel Networks and any of its subcontractors or as a result of any default, breach or violation on the part of Nortel Networks or any of its subcontractors under any agreement or arrangement between Nortel Networks and any such subcontractor.

                                   ARTICLE 27
                             ADDITIONAL OBLIGATIONS

         27.1 Each of the parties shall perform all of its obligations under this Agreement in a timely fashion in accordance with the schedule set forth in the applicable Purchase Order (as accepted by Nortel Networks in accordance with Article 2) or Statement of Work, or as otherwise agreed to in writing.

         27.2     (a)      Customer shall provide Nortel Networks with all
information reasonably requested from Customer which Customer has in its possession, which is necessary for Nortel Networks to perform, or cause to be performed, its obligations under this Agreement. Such information shall be provided upon reasonable notice in a form reasonably specified by Nortel Networks.

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                  (b)      Nortel Networks shall provide Customer with all
information reasonably requested from Nortel Networks which Nortel Networks has in its possession, which is necessary for Customer to perform, or cause to be performed, its obligations under this Agreement. Such information shall be provided upon reasonable notice in a form reasonably specified by Customer.

         27.3 Customer shall provide, at its own cost, commercially reasonable security measures required for safeguarding the storage areas for Equipment delivered and the sites where Installation activities are to be performed. This security shall be provided from the start of Installation at each site until Acceptance.

         27.4 All tools required for Installation shall be shipped to the Installation sites at the sole cost and expense of Nortel Networks.

         27.5     In order to facilitate Installation, Customer shall:

                  (a) Allow all Nortel Networks personnel employed in the Installation to have access to the Installation sites at all reasonable hours to the same extent Customer would have access (Customer shall use reasonable efforts, but shall be under no obligation, to obtain 24 hour access), and permit the use by such personnel of all routes, roadways, ramps, keys, lock combinations and e-cards under the control of Customer when such use is reasonably necessary for the proper carrying out of the Installation;

                  (b) Use reasonable efforts to ensure, to the reasonable satisfaction of Nortel Networks, that personnel carrying out activities at the Installation sites who are not employed by Nortel Networks or its subcontractors do not interfere with the progress of the Installation,

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                  (c)      Ensure that air-conditioning equipment is operating
satisfactorily within the ranges set forth in Nortel Networks' Specifications,

                  (d) Ensure that all transmission and remote end facilities (other than interconnections) that are the responsibility of Customer and are necessary for the testing of the System, are operational and ready for the aforesaid tests when required for each portion of the work;

                  (e) Ensure that the switch and cell site or base station locations are ready and available when required for the commencement of Installation;

                  (f) Provide electric current facilities for the Equipment, including suitable electrical outlets for soldering irons, hand-lamps and power tools, in the rooms in which the work is to be performed;

                  (g) Provide suitable floor space to allow Equipment to be uprighted and placed in position and all necessary openings and ducts for cable and conductors in floors, walls and partitions at the sites;

                  (h) Provide suitable and easily accessible floor space during the progress of the work for secure storage of major items of Equipment closely adjacent to where they will be used, for administrative purposes and for storage of tools and other property of Nortel Networks; and

                  (i) Perform all of its obligations as set forth in any applicable Purchase Order, Statement of Work or as otherwise agreed to by the parties in writing.

                                   ARTICLE 28
                        GOVERNMENTAL COMPLIANCE; INDUSTRY
                             STANDARDS; INTERCONNECT

         28.1 In the performance of this Agreement, Nortel Networks shall comply with the provisions of all of the laws of the Territory and applicable local laws, rules,

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regulations and codes in all respects applicable to safety matters or otherwise relating to the manufacture, delivery and Installation of the Equipment and Software and shall obtain the necessary type approvals required in the Territory for the Equipment and Software. At Customer's request, Nortel Networks shall promptly furnish Customer with evidence that such type approvals have been obtained and are in force.

         28.2 Any licenses or permits required by any governing authority of the Territory relating to the use of the Equipment and Software in a specific locality shall be the sole responsibility of Customer. At the request of Nortel Networks, Customer shall provide Nortel Networks with any such licenses or permits, or furnish Nortel Networks with evidence that such licenses or permits have been obtained and are in force.

         28.3 Nortel Networks shall perform Installation work ordered hereunder so as to cause no unreasonable interference with or obstruction to lands and thoroughfares or rights of way on or near which the Installation work may be performed. If repairs (or, if repairs are not feasible, new construction) are required in order to repair or replace facilities damaged by Nortel Networks due to its negligence, the actual, reasonable costs of such repairs or new construction shall be at Nortel Networks' cost and expense, to the extent that Nortel Networks' negligence caused such damage. Customer shall be responsible for site acquisition and for obtaining all necessary easements, rights of way and access to, and building permits for, each cell site, base station and switch location and microwave location.

         28.4 Compatibility Information is the technical information, including Software interfaces (but excluding source code and internal system interfaces), required to permit the design of hardware and/or software that is functionally interconnectable with the

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

Equipment and Software supplied by Nortel Networks hereunder. Nortel Networks shall reasonably cooperate with third parties as Customer may request, subject to any appropriate confidentiality or other agreements, in order to facilitate such interconnection.

         28.5 During the Term and for a period of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] years after expiration of the Term, Nortel Networks shall provide to Customer that Compatibility Information, if currently available and subject to the confidentiality provisions of this Agreement and such other restrictions as Nortel Networks may reasonably request, which gives Customer the necessary technical information and interconnection information to interface with the System as specified in Section 28.4 above. Customer shall have the right to disclose such Compatibility Information to third parties (subject to appropriate non-disclosure agreements approved by Nortel Networks, which approval shall not be unreasonably withheld or delayed), whose equipment and/or software will be interconnected with the System, Equipment or Software or who will be developing interfaces in order to accomplish interconnectability as described in Section 28.4 above. Nortel Networks agrees, at the request of Customer, to reasonably cooperate with Customer or any third party to permit and accomplish such interconnection. Nortel Networks agrees to provide Customer, as promptly as reasonably practicable, advance notice of any new, or changes in the existing, interface specifications and upon completion of such new, or changed, specifications to provide such to Customer, subject to Sections 28.4 and this 28.5.

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                                   ARTICLE 29
                             COOPERATIVE ADVERTISING

         29.1 Nortel Networks shall, commencing with the Effective Date and during the Term, reimburse Customer for [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of Customer's actual, reasonable, out-of-pocket costs incurred by Customer with respect to its cooperative marketing programs which contain specific references to Nortel Networks and which are in accordance with Attachment I. The amount reimbursed by Nortel Networks to Customer during the Term and in accordance with this Article 29 shall be capped at an amount equal to [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] the aggregate net purchase price paid for the Equipment, Software and Services purchased by Customer hereunder (but excluding all GSM Equipment, Software and Services). Such amount shall be paid to Customer following accrual thereof and in accordance with Attachment I within thirty (30) days of the end of each calendar quarter, and Nortel Networks shall provide to Customer access to an online statement setting forth Nortel Networks' calculations of Customer's accrued cooperative advertising funds as well as the amounts already utilized by Customer for cooperative advertising programs under this Article 29. Customer shall provide Nortel Networks with copies of invoices reasonably detailing its expenditures with respect to such programs.

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

         29.2 The parties agree that under the Master Purchase Agreement, dated July 15, 1999, between Customer and Nortel Networks, as amended, Customer had remaining at the end of the Term a balance of accrued but unused cooperative advertising funds. The parties further agree that such unused funds shall continue to be available to Customer under this Agreement in accordance with Attachment I; provided, however, that Customer may only utilize such remaining funds to be reimbursed for fifty percent [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of its actual, reasonable, out-of-pocket costs incurred by Customer with respect to cooperative marketing programs for which Customer receives invoices dated on or prior to December 31, 2003.

                                   ARTICLE 30
                                   ASSIGNMENT

         30.1 Customer may assign this Agreement to any third party without the prior written consent of Nortel Networks, to (a) any entity resulting from a merger, consolidation or other reorganization to which Customer is a party, or
(b) any entity to which Customer transfers all or substantially all of the assets of Customer existing at such time. Customer shall not be entitled to assign this Agreement without the consent of Nortel Networks (i) to an entity which intends to use the Equipment or Software outside of the Territory, (ii) to any competitor of Nortel Networks directly or indirectly engaged in the manufacture and/or sale of wireless telecommunications infrastructure equipment, or (iii) if Customer is in material breach under the Agreement. Customer agrees to provide Nortel Networks with prompt written notice after any such assignment.

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

         30.2 Customer shall have the right, without the prior written consent of Nortel Networks, to transfer Nortel Networks' Software Right-to-Use (as set forth in Attachment G), it being understood and agreed that no additional Software fees shall be due unless such Software would have been subject to continuing fees if it had been retained by Customer) to any purchaser, transferee or assignee of the FCC license and associated system in a market for which Customer has purchased or licensed Equipment and Software, so long as such purchaser, transferee or assignee (a) agrees in writing to be bound by the terms and conditions of such Right-to-Use, (b) does not intend to use such Equipment and Software outside of the Territory, (c) is not a competitor of Nortel Networks directly or indirectly engaged in the manufacture and/or sale of wireless telecommunications infrastructure equipment, and (d) is not in material breach of any agreement with Nortel Networks. Customer shall provide Nortel Networks prior written notice of such assignment. In the event of any such sale, transfer or assignment, Nortel Networks agrees to negotiate in good faith with any assignee with respect to the balance of any warranty covering the assigned Equipment or Software.

         30.3 Customer shall have the right to assign this Agreement, or all or any part of its rights or obligations hereunder, to its parent and to any Affiliate of Customer without recourse to Customer, provided that Nortel Networks approves the financial status of such Affiliate, such approval by Nortel Networks not to be unreasonably withheld or delayed. Customer shall not be entitled to assign this Agreement without the consent of Nortel Networks, or all or any part of its rights or obligations hereunder, (i) to an Affiliate which intends to use the Equipment or Software outside of the Territory, (ii) to any competitor of Nortel Networks directly or indirectly engaged in the manufacture

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

and sale of wireless telecommunications infrastructure equipment, (iii) if such Affiliate is in material breach under the Agreement, and (iv) unless Customer has given Nortel Networks prior written notice of such assignment.

         30.4 Nortel Networks shall not assign this Agreement or any interest in any funds that may be due to Nortel Networks hereunder without the prior written consent of Customer, except to Nortel Networks Limited, any wholly owned subsidiary of Nortel Networks or Nortel Networks Limited, or to the successor corporation in connection with a merger of Nortel Networks or Nortel Networks Limited or a sale of all or substantially all of the assets of Nortel Networks or Nortel Networks Limited to any other entity; provided, however, that any such assignment to a wholly owned subsidiary of Nortel Networks or Nortel Networks Limited shall not relieve Nortel Networks of its obligations under this Agreement.

         30.5 Customer hereby consents to the sale by Nortel Networks of Nortel Networks' right to receive any monies ("Receivables") so long as Nortel Networks advises Customer of such sale, including the name of the entity to which the Receivables were sold, as promptly as reasonably practicable, but in no event longer than 20 days after such sale. Customer grants permission for Nortel Networks to disclose the provisions of this Agreement (subject to appropriate non-disclosure agreements) to purchasers and prospective purchasers of Receivables, or their Affiliates and others with a present or prospective financial interest in such Receivables, and their respective agents, attorneys, auditors, rating agencies and other advisors.

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                                   ARTICLE 31
                                    AUTHORITY

         31.1 Customer represents and warrants that (a) all necessary approvals and authority for Customer to enter into this Agreement and bind Customer have been obtained, (b) the person executing this Agreement on behalf of Customer has express authority to do so and, in so doing, to bind Customer hereto, (c) the execution of this Agreement by Customer and the consummation of the transactions contemplated hereby do not violate any provision any by-law, charter, regulation or any other instrument governing the authority of Customer and (d) the execution, delivery and performance of this Agreement by Customer, and the purchase of the System and the Equipment and Right-to-Use Software by Customer and the use thereof by Customer will not violate any agreement, document, instrument, order, judgment or law binding upon Customer or any of its property. Customer shall furnish Nortel Networks with such documents as Nortel Networks may reasonably request showing proof of authority in accordance with this Article 31.

         31.2 Nortel Networks represents and warrants that (a) all necessary approvals and authority for Nortel Networks to enter into this Agreement and bind Nortel Networks have been obtained, (b) the person executing this Agreement on behalf of Nortel Networks has express authority to do so and, in so doing, to bind Nortel Networks hereto, (c) the execution of this Agreement by Nortel Networks and the consummation of the transactions contemplated hereby do not violate any provision of any by-law, charter, regulation, or any other instrument governing the authority of Nortel Networks, (d) Nortel Networks has all necessary licenses, agreements, personal property rights and other authorizations and consents necessary to enter into this Agreement and consummate

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

the transactions contemplated hereby and to sell and Install (other than such licenses and authorizations required to be obtained by Customer pursuant to the express provisions of this Agreement) the System and the Equipment, license the Software and provide all of the Services to Customer, (e) the execution, delivery and performance of this Agreement by Nortel Networks, and the purchase of the System, and the Equipment and Right-to-Use Software from Nortel Networks by Customer, and the use thereof by Customer will not violate any agreement, document, instrument, order, judgment or law binding upon Nortel Networks or any of its property, (f) the execution of this Agreement by Nortel Networks and the consummation of the transactions contemplated hereby by Nortel Networks does not, nor will the use of the System, Equipment or Software by Customer in the Territory, violate any patent, trademark, copyright or other property rights of others; provided, however, that Customer's sole remedies for any breach of this clause 31.2(f) shall be those set forth in Article 15; and (g) the execution of this Agreement by Nortel Networks and the consummation of the transactions contemplated hereby by Nortel Networks does not, nor will the use of the System, Equipment or Software by Customer in the Territory, violate any document, agreement or instrument binding upon Nortel Networks or its property. Nortel Networks shall furnish Customer with such documents as Customer may reasonably require showing proof of authority in accordance with this Article 31.

                                   ARTICLE 32
                            ADVERTISING RESTRICTIONS

         32.1 Neither party shall publicly advertise or, except as required by law, publish information concerning the entry into, execution, or delivery of this Agreement,

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its nature, or the terms and conditions hereof, without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed.

         32.2 Neither party shall use either orally or in writing the other party's name, or that of its shareholders, the parent corporations of the shareholders, or any subsidiary or any Affiliate of the shareholders or their parents, in connection with any public advertising, promotion, publicity or representation without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed.

         32.3 Notwithstanding the foregoing, Customer and Nortel Networks agree to jointly prepare a press release announcing certain aspects of this Agreement, including that the purchases during the Term could total approximately ninety million dollars ($90,000,000) and the types of Equipment and Software being purchased by Customer hereunder. Such press release shall be completed for release by Nortel Networks no later than July 31, 2003.

                                   ARTICLE 33
                      ENTIRETY OF AGREEMENT: NO ORAL CHANGE

         This Agreement and the Attachments referenced herein constitute the entire Agreement between the parties with respect to the subject matter hereof. It supersedes all proposals, oral or written, all previous negotiations, and all other communications and agreements (including the Memorandum of Agreement, dated March 21, 2003) between the parties with respect to the subject matter hereof. No modifications, alterations, or waivers of any provisions herein contained shall be binding on the parties hereto unless evidenced in writing by an amendment signed by duly authorized representatives of Nortel Networks and Customer. Notwithstanding this Article 33, Sections B.1, B.2 and C.2 of the Memorandum of Agreement, dated June 27, 2002, between Customer and

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Nortel Networks shall remain in full force and effect, including the product credits available to Customer as set forth therein.

                                   ARTICLE 34
                                    NO WAIVER

                  The failure of either party to insist, in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement, or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such terms, covenants, or conditions or the future exercise of such right, and the obligation of the other party with respect to such future performance shall continue in full force and effect.

                                   ARTICLE 35
                                     NOTICES

         35.1 Any legal notice required to be given by one of the parties to the other hereunder shall be given when forwarded by prepaid registered or certified first class airmail, postage and fees prepaid, or by telegram, telecopy or hand delivery to the other party at the following addresses and telecopier numbers: If to Nortel Networks:

                           Nortel Networks
                           Mailstop D17/03/0F2
                           4010 E. Chapel Hill Nelson Highway
                           Research Triangle Park, NC 27709
                           Telephone : 919-997-4425
                           Telecopier: 919-997-4495
                           Attention: Joy Croom

If to Customer:

                           Western Wireless Corporation
                           3650 131st Avenue SE, Suite 400
                           Bellevue, WA 98006
                           Telephone: (425) 586-8700
                           Telecopier: (425) 586-8102
                           Attn: Chief Operating Officer

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with a copy to:

                           Western Wireless Corporation
                           3650 131st Avenue SE, Suite 400
                           Bellevue, WA 98006
                           Telephone: (425) 586-8700
                           Telecopier: (425) 586-8040
                           Attn: Legal Department

and to:

                           Friedman Kaplan Seiler & Adelman LLP
                           1633 Broadway, 46th Floor
                           New York, New York 10022
                           Telephone : (212) 833-1100
                           Telecopier: (212) 833-1250
                           Attention: Barry A. Adelman, Esq.

and such notices shall be deemed to have been received ten (10) Business Days after mailing if forwarded by mail, and upon receipt if forwarded by telegram, telecopy or hand.

         35.2 Other notices required to be given by one of the parties to the other hereunder shall be given when forwarded by prepaid registered or certified first class airmail, postage and fees prepaid, or by telegram, electronically, telecopy or hand delivery to the persons designated by the other party at the addresses and telecopier numbers provided by such other party.

         35.3 The aforementioned addresses or telecopy numbers of either party may be changed at any time by giving fifteen (15) days prior written notice to the other party in accordance with the foregoing.

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                                   ARTICLE 36
                         ATTACHMENTS AND INCORPORATIONS

         36.1 Attachments A through J hereto are hereby incorporated by reference herein, and made a part of this Agreement with the same force and effect as though set forth in their entirety.

         36.2 In the event of any conflict or inconsistency among the provisions of this Agreement and the documents attached and incorporated herein, such shall be resolved, by giving precedence to this Agreement and thereafter to the Attachments.

                                   ARTICLE 37
                                    HEADINGS

                  The headings given to the Articles herein are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular Article to which the title refers.

                                   ARTICLE 38
                           GOVERNING LAW - ARBITRATION

         38.1 THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA APPLICABLE TO CONTRACTS MADE AND TO BE ENTIRELY PERFORMED THEREIN.

         38.2 Subject to Section 38.3(b), and any provisions regarding equitable relief contained herein, any dispute regarding any right, obligation, duty or liability which may arise between the parties under this Agreement which cannot be settled between them, shall be settled in accordance with this Article
38. Any such dispute shall be formally commenced upon the sending of written notice from one party to the other specifying the

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nature of such dispute and requesting the escalation of such dispute in accordance with this Article 38. After the giving of such notice (and the receipt thereof by the other party), each of the parties shall appoint a representative from its senior management team and such appointed representatives shall meet and negotiate in good faith in order to resolve such dispute. The location, form, frequency, duration and conclusion of any such negotiations shall be left to the discretion of the appointed representatives; provided, however, that each of the parties shall have the right to submit such dispute to arbitration in accordance with Section 38.3 below if such negotiations are still ongoing after the expiration of sixty (60) days from the date the initial notice was given (unless the parties mutually agree to extend such time period). The representatives may, by mutual agreement, elect to utilize alternative dispute resolution procedures (including mediation) in order to assist in the negotiations. Such negotiations (and all correspondence relating thereto) between the representatives shall not be admissible in any arbitration proceeding commenced in accordance with this Article 38 unless otherwise expressly agreed upon in writing by each of Customer and Nortel Networks; provided, however, that documents identified in, referred to in or provided in conjunction with any such correspondence between the representatives (other than documents prepared solely for purposes of the negotiations) shall not be subject to the preceding restriction on admissibility and may be admitted into evidence in any such arbitration proceeding.

         38.3     (a)      In the event that a dispute is submitted to
arbitration in accordance with this Article 38, such dispute shall then be settled by arbitration in accordance with the Rules of Arbitration of the American Arbitration Association (AAA) in New York, New York, by three (3) arbitrators, one (1) to be appointed by each party and the third to

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be selected by the arbitrators appointed by the parties (provided that, if the two (2) arbitrators appointed by the parties hereto cannot agree on the third arbitrator, the third arbitrator shall be selected by the President of the AAA) and shall be conducted in accordance with such Rules. Any fees charged by the arbitrators or the AAA for arbitration services shall be shared equally by Nortel Networks and Customer.

                  (b) This Article 38 shall not be applicable to any matters relating to either party's intellectual property rights (including
Article 15 hereof), misuse of Information (as set forth in Article 18) or enforcement of the Software Right-to-Use set forth in Attachment G and neither party shall be obligated to arbitrate such matters.

                  (c) The award of any arbitration shall be final, nonappealable, conclusive and binding on the parties hereto.

                  (d) The arbitrators may award any legal or equitable remedy, but if specific remedies or limitations on remedies are provided for in this Agreement, they shall enforce such remedies or limitations on remedies. The arbitration award may, at the discretion of the arbitrators, include an award of attorneys' fees, and the amount of such fees, to the prevailing party. Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction.

                  (e) Either party to an arbitration hereunder may bring an action for injunctive relief against the other party if such action is necessary to preserve jurisdiction of the arbitrators or to maintain status quo pending the arbitrators' decision. Any such action commenced pursuant to this Section
38.3 shall be discontinued upon assumption of jurisdiction by the arbitrators and their opportunity to consider the request for equitable relief pending final decision in the arbitration.

         38.4 If there is a disagreement under Section 6.3 or 11.8 of this Agreement which, in accordance with the terms of such Section 6.3 or 11.8, requires a Third Party Engineer, the parties will attempt to negotiate a solution as soon as possible, and such negotiations shall commence no later than three (3) days after written notification by either party of such disagreement. If no solution can be reached, the parties shall select a third party engineer ("Third Party Engineer") (whose fees and expenses will be shared equally by the parties) who will, after conducting such investigation as he/she deems necessary, within five (5) days, render a decision in the matter. If the parties are unable to agree on the selection of the Third Party Engineer, the Third Party Engineer will be selected by the then President of the Institute of Electrical & Electronics Engineers of the United States. The Third Party Engineer's decision shall be final, conclusive and binding and neither party shall appeal or otherwise contest it.

         38.5 Subject to Sections 38.3 and 38.4, each party hereby expressly submits to the exclusive jurisdiction of all courts sitting in New York, New York, in connection with any claim or dispute arising under this Agreement, and agrees that any process or notice of motion or other application to any of such courts or a judge thereof may be served upon each party within or without such court's jurisdiction by registered mail or by personal service, at the address of such party specified herein (or at such other address as such party shall specify by a prior notice in writing to the other), provided a reasonable time for appearance is allowed. Each party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court sitting in New York, New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                                   ARTICLE 39
                                  SEVERABILITY

         Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but, if any provision of this Agreement shall be held to be prohibited or invalid in any jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect and such prohibited or invalid provision shall remain in effect in any jurisdiction in which it is not prohibited or invalid.

                                   ARTICLE 40
                            PARTIES ARE NOT PARTNERS

                  Nothing in this Agreement shall be deemed to create, nor shall either of the parties hereto hold itself out to be, the agent, representative, joint venturer, employee or partner of the other party or to have any powers to bind the other party.

                                   ARTICLE 41
                                      DAYS

         Any reference in this Agreement to days shall be deemed to refer to consecutive calendar days and not Business Days (unless otherwise expressly stated) and is not exclusive of holidays.

                                   ARTICLE 42
                                  counterparts

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  IN WITNESS WHEREOF the parties hereto have executed this Master Purchase and License Agreement as of the date first above written.

                                       NORTEL NETWORKS INC.
                                       By:______________________________________
                                       Name:
                                       Title

                                       WESTERN WIRELESS CORPORATION
                                       Federal Tax ID #91-1638901

                                       By:______________________________________
                                       Name:
                                       Title:

                      MASTER PURCHASE AND LICENSE AGREEMENT

                                     BETWEEN

                          WESTERN WIRELESS CORPORATION

                                       AND

                              NORTEL NETWORKS INC.

                               Contract No. 21876

Confidential Information

Attachment A           GSM Equipment and Software
Attachment B           CDMA Equipment and Software
Attachment C           Extended Service and Support Plan
Attachment D           Schedule for Critical Items
Attachment E           Training
Attachment F           Standard Lead Times
Attachment G           Software Right-To-Use Agreement
Attachment H           GSM Roamer Markets
Attachment I           Cooperative Marketing
Attachment J           Zone Schedule of Shipping Prices (to be added within 30
                       days)

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Confidential Information

                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS, CONSTRUCTION ................................................    1
ARTICLE 2 - SCOPE OF AGREEMENT; ORDERS ...............................................   10
ARTICLE 3 - CONTRACT PRICES ..........................................................   16
ARTICLE 4 - TERMS OF PAYMENT .........................................................   17
ARTICLE 5 - DELIVERY, TITLE AND RISK OF LOSS .........................................   20
ARTICLE 6 - TESTING AND ACCEPTANCE ...................................................   23
ARTICLE 7 - DELAY AND PENALTIES ......................................................   25
ARTICLE 8 - TRAINING .................................................................   27
ARTICLE 9 - DOCUMENTATION ............................................................   27
ARTICLE 10 - FORCE MAJEURE ...........................................................   28
ARTICLE 11 - WARRANTIES, REMEDIES: LIMITATIONS: DISCLAIMERS ..........................   29
ARTICLE 12 - INDEMNIFICATION; LIMITATION OF LIABILITY ................................   35
ARTICLE 13 - FORECAST ................................................................   40
ARTICLE 14 - SERVICE AND SUPPORT PLAN ................................................   40
ARTICLE 15 - PATENT INDEMNITY ........................................................   41
ARTICLE 16 - CHANGE ORDERS; ORDER CANCELLATION .......................................   44
ARTICLE 17 - SOFTWARE RIGHT-TO-USE ...................................................   47
ARTICLE 18 - NON-DISCLOSURE OF TECHNICAL INFORMATION AND PROPRIETARY RIGHTS ..........   48
ARTICLE 19 - TAXES ...................................................................   49
ARTICLE 20 - INTENTIONALLY OMITTED ...................................................   50
ARTICLE 21 - INSURANCE ...............................................................   50
ARTICLE 22 - TERMINATION AND DEFAULT .................................................   51
ARTICLE 23 - INTENTIONALLY OMITTED ...................................................   55
ARTICLE 24 - CONTINUITY FOR SUPPLY OR REPLACEMENT ....................................   55
ARTICLE 25 - SHIPPING ................................................................   56
ARTICLE 26 - WORK RULES AND SUBCONTRACTORS ...........................................   57
ARTICLE 27 - ADDITIONAL OBLIGATIONS ..................................................   59
ARTICLE 28 - GOVERNMENTAL COMPLIANCE; INDUSTRY STANDARDS; INTERCONNECT ...............   62
ARTICLE 29 - COOPERATIVE ADVERTISING .................................................   64

Confidential Information

ARTICLE 30 - ASSIGNMENT ...................................................   65
ARTICLE 31 - AUTHORITY ....................................................   67
ARTICLE 32 - ADVERTISING RESTRICTIONS .....................................   69
ARTICLE 33 - ENTIRETY OF AGREEMENT: NO ORAL CHANGE ........................   70
ARTICLE 34 - NO WAIVER ....................................................   70
ARTICLE 35 - NOTICES ......................................................   71
ARTICLE 36 - ATTACHMENTS AND INCORPORATIONS ...............................   72
ARTICLE 37 - HEADINGS .....................................................   73
ARTICLE 38 - GOVERNING LAW; ARBITRATION ...................................   73
ARTICLE 39 - SEVERABILITY .................................................   76
ARTICLE 40 - PARTIES ARE NOT PARTNERS .....................................   77
ARTICLE 41 - DAYS .........................................................   77
ARTICLE 42 - COUNTERPARTS .................................................   77

Confidential Information